CLIFFORD CHANCE LLP Draft Date: 7 February 2014

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

- AND -

PORTUGAL TELECOM, SGPS, S.A.

- AND -

PT COMUNICAÇÕES, S.A.

- AND –

PT PORTUGAL SGPS, S.A.

- AND -

OI S.A.

- AND –

CITICORP TRUSTEE COMPANY LIMITED

EIGHTH SUPPLEMENTAL TRUST DEED

FURTHER MODIFYING AND RESTATING THE PROVISIONS OF THE TRUST DEED DATED 17TH DECEMBER, 1998 RELATING TO A

€7,500,000,000

EURO MEDIUM TERM NOTE PROGRAMME

EIGHTH SUPPLEMENTAL TRUST DEED is made on [•] 2014 BETWEEN:

(1)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and whose registered office is at Naritaweg 165, 1043 BW Amsterdam (“PTIF”);

(2)                                 PORTUGAL TELECOM, SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered and head office is at Av. Fontes Pereira de Melo, no. 40, 1069-300 Lisboa (“PT”);

(3)                                 PT COMUNICAÇÕES, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at Rua Andrade Corvo 6, 1050-009, Lisboa (“PTC”);

(4)                                 PT PORTUGAL SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at [•] (the “New Issuer” (as further defined below) and together with PTIF, the “Issuers” and each, an “Issuer”);

(5)                                 OI S.A., a company organised under the laws of the Federative Republic of Brazil, whose registered office is at Rua do Lavradio 71, 2nd Floor, Downtown, Rio de Janeiro, State of Rio de Janeiro as guarantor of the Existing Notes (the “Guarantor”); and

(6)                                 CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, whose registered office is at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, Receiptholders and Couponholders.

WHEREAS:

(A)                               PT and PTIF established a programme (the “Programme”) for the issuance of notes, in connection with which PT, PTIF, PTC and the Trustee entered into a trust deed dated 17 December 1998, as amended and supplemented from time to time (the “Principal Trust Deed”). This eighth supplemental trust deed (the “Eighth Supplemental Trust Deed”) applies to the Existing Notes (as defined herein) only.

(B)                               On 1 October 2013, PT and the Guarantor signed a memorandum of understanding setting out the basis for a proposed merger, which will involve the business combination of, inter alios, PT, the Guarantor and Telemar Participações S.A. into a single Brazilian incorporated listed entity (the “Business Combination”). Upon consummation of the transactions pursuant to which PT’s operating assets are contributed to the Guarantor, including a capital increase by the Guarantor (the “Capital Increase”) all of PT’s existing liabilities and obligations as an Issuer under the Programme will be assumed by the New Issuer and all of PTC’s and PT’s obligations under the Keep Well Agreements (as defined below) will be discharged and the Existing Notes will have the benefit of the Guarantee (as defined herein) from the Guarantor.

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(C)                               The holders of the Existing Notes have waived any and all of the Events of Default and Potential Events of Default that have been triggered or may be triggered by the Capital Increase and/or the Business Combination or any transaction executed as part of, or pursuant to, the Capital Increase and/or the Business Combination by Extraordinary Resolutions passed by holders of each series of the Existing Notes on [•] 2014 (the “Extraordinary Resolutions”).

(D)                               The Extraordinary Resolutions, inter alia, authorised and directed the Trustee to enter into this Eighth Supplemental Trust Deed subject to the satisfaction of all Conditions Precedent (as defined below) set forth herein. This Eighth Supplemental Trust Deed implements in respect of the Existing Notes the modifications that are necessary in order to (i) modify the Principal Trust Deed and the Terms and Conditions of the Existing Notes to allow for and implement the substitution, in place of PT, of the New Issuer as issuer and principal obligor in respect of the PT Notes; (ii) release PT and PTC as Keep Well Providers in respect of the PTIF Notes; and (iii) provide for the Guarantor to accede to the Principal Trust Deed and Guarantee the Existing Notes, in each case on the terms and subject to the conditions, of this Eighth Supplemental Trust Deed. The Principal Trust Deed as amended and restated by this Eighth Supplemental Trust Deed is referred to herein as the “Current Trust Deed”.

NOW THIS EIGHTH SUPPLEMENTAL TRUST DEED WITNESSETH and it is hereby agreed and declared as follows:

1.                                      DEFINITIONS AND INTERPRETATION

1.1                               All words and expressions defined in the Principal Trust Deed shall where the context so requires and admits have the same meaning in this Eighth Supplemental Trust Deed and the principles of interpretation specified in Clause 1 of the Principal Trust Deed shall where the context so requires and admits also apply to this Eighth Supplemental Trust Deed. In addition, in this Eighth Supplemental Trust Deed the following expressions have the following meanings:

“Conditions Precedent” means the conditions precedent set out in Clause 3 (Conditions Precedent);

“Effective Time” means the day on which the Trustee gives the notification under Clause 3.2 (Satisfaction of Conditions Precedent);

“Existing Notes” means the PTIF Notes and the PT Notes;

“Guarantee” means the guarantee given by the Guarantor set out in Clause 7 of the Current Trust Deed set out in Schedule 1 below;

“Keep Well Agreements” mean the keep well agreement dated 7 November 2006 between the PTIF and PT and the keep well agreement dated 7 November 2006 between the PTIF and PTC, and “Keep Well Agreement” means any one of them as the context may require;

“New Issuer” or “PT Portugal” means PT Portugal SGPS, S.A. in its capacity as the substituted issuer and principal obligor in respect of the PT Notes;

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“PT Notes” means the €400,000,000 6.25 per cent. Notes due 2016 issued by PT under the Programme; and

“PTIF Notes” means the following notes issued by PTIF under the Programme: [(i) the €500,000,000 4.375 per cent. Notes due 2017; (ii) the €500,000,000 4.5 per cent. Notes due 2025; (iii) the €250,000,000 5.242 per cent. Notes due 2017; (iv) the €750,000,000 5.00 per cent. Notes due 2019; (v) the €600,000,000 5.625 per cent. Notes due 2016; (vi) the €750,000,000 5.875 per cent. Notes due 2018; and (vii) the €1,000,000,000 4.625 per cent. Notes due 2020](1).

2.                                      AMENDMENTS TO THE PRINCIPAL TRUST DEED

2.1                               The Principal Trust Deed, with effect from the Effective Time and subject to all Conditions Precedent having been satisfied, shall stand amended and restated in the form set out in Schedule 1.

2.2                               The Terms and Conditions of the Existing Notes, as set out in Schedule 1 to the Principal Trust Deed, with effect from the Effective Time and subject to all Conditions Precedent having been satisfied, shall be deleted in their entirety and replaced with the Terms and Conditions set out in Schedule 1 hereto.

2.3                               This Eighth Supplemental Trust Deed is supplemental to the Principal Trust Deed.

3.                                      CONDITIONS PRECEDENT

3.1                               Conditions Precedent: Prior to the Effective Time, the Trustee shall have received in electronic or hard copy:

3.1.1                     a certificate signed by two Directors of PTIF, substantially in the form set out in Schedule 2 (Forms of Directors’ Certificate)(2);

3.1.2                     a certificate signed by two Directors of the New Issuer, substantially in the form set out in Schedule 2 (Forms of Directors’ Certificate)(3);

3.1.3                     a certificate signed by two Directors of the Guarantor, substantially in the form set out in Schedule 2 (Forms of Directors’ Certificate)(4);

3.1.4                     a signed copy of the supplemental agency agreement (the “Supplemental Agency Agreement”) providing for the accession of the New Issuer and the Guarantor to the Agency Agreement;

(1)        This will be amended to refer to the Notes for which the Extra-ordinary Resolutions were passed.

(2)        Certificate to confirm, among other things, that the contribution of the PT operating assets to the Guarantor has been completed; that PTIF is solvent at the Effective Time; that there has been no default and an acknowledgement of amended Ts&Cs.

(3)        Certificate to confirm, among other things, that the contribution of the PT operating assets to the Guarantor has been completed; that the New Issuer is solvent at the Effective Time; that there has been no default and an acknowledgement of amended Ts&Cs.

(4)        Certificate to confirm, among other things, that the contribution of the PT operating assets to the Guarantor has been completed; that the Guarantor is solvent at the Effective Time; that there has been no default and an acknowledgement of amended Ts&Cs including the guarantee and the tax undertakings in Condition 8.

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3.1.5                     a legal opinion from English counsel covering, inter alia, the valid, legally binding and enforceable nature of the Current Trust Deed and the Supplemental Agency Agreement;

3.1.6                     a legal opinion from Dutch counsel covering the capacity, authorisation and incorporation of PTIF;

3.1.7                     a legal opinion from Portuguese counsel covering, inter alia, the capacity, authorisation and incorporation of the New Issuer;

3.1.8                     a legal opinion from Brazilian counsel covering the capacity, authorisation and incorporation of the Guarantor; and

3.1.9                     a certificate from Lucid Issuer Services Limited setting out (i) the number of votes received from the holders of each series of Existing Notes in favour of the relevant Extraordinary Resolution; and (ii) a confirmation that the requisite consent was thereby achieved to pass the relevant Extraordinary Resolution.

3.2                               Satisfaction of Conditions Precedent: The Trustee shall notify the parties hereto (which notification may be made by email or other written correspondence) on the day on which it has received all of the Conditions Precedent referred to in Clause 3.1 (Conditions Precedent) that all such documents have been received.

4.                                      RELEASE OF PT AND PTC

The parties hereto hereby agree that, with effect from the Effective Time, all rights, obligations and liabilities of PT and PTC under the Principal Trust Deed in relation to the Existing Notes shall be novated and assumed by the New Issuer including, but without limiting the generality of the foregoing, the obligation to pay all amounts payable under or pursuant to the Principal Trust Deed (including, without limitation, in respect of the Existing Notes) accrued up to and including the date hereof but unpaid and, accordingly, with effect on and from the Effective Time, PT and PTC shall cease to have all such rights, obligations and liabilities, and is hereby discharged from all such obligations and liabilities as are hereby stated to be novated and assumed by the New Issuer.

5.                                      RELEASE OF KEEP WELL PROVIDERS

Each of the Trustee, PTIF, PT and PTC hereby agrees that with effect from the Effective Time both Keep Well Agreements shall be terminated and, accordingly, each of PT and PTC, as applicable, shall be unconditionally released and discharged from their respective obligations as Keep Well Providers under the Keep Well Agreements.

6.                                      COSTS AND EXPENSES

The Issuers and the Guarantor shall, from time to time on demand of the Trustee, reimburse the Trustee for all properly incurred costs, expenses and Liabilities (including, without limitation, legal fees and expenses properly incurred by it in connection with the negotiation, preparation and execution or purported execution of this Eighth Supplemental Trust Deed and the Supplemental Agency Agreement and the completion of the matters herein and therein contemplated).

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7.                                      FURTHER ASSURANCE

The Issuers and the Guarantor jointly and severally undertake to the Trustee to execute all such other documents and comply with all such other requirements to effect the amendments contemplated hereby and any other matter incidental thereto as the Trustee may direct in the interests of the holders of the Existing Notes.

8.                                      NOTICES

8.1                               A memorandum of this Eighth Supplemental Trust Deed shall be attached to the original of the Principal Trust Deed by the Trustee and to the duplicate thereof by the Issuers, PT, PTC and the Guarantor.

8.2                               The Issuers shall, as soon as practicable and not later than 14 days after the amendments set out in Clause 2 (Amendments to the Principal Trust Deed) of this Eighth Supplemental Trust Deed become effective, give notice of the amendments to the holders of the Existing Notes in accordance with Condition 14 (Notices).

9.                                      COUNTERPARTS

This Eighth Supplemental Trust Deed may be executed in any number of counterparts, each of which is an original and all of which together evidence the same agreement.  This Eighth Supplemental Trust Deed shall not come into effect until each party has executed and delivered at least one counterpart.

10.                               GOVERNING LAW AND JURISDICTION

10.1                        This Eighth Supplemental Trust Deed and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, the laws of England.

10.2                        Clauses 27 (Governing Law) and 28 (Submission to Jurisdiction) of the Principal Trust Deed shall apply, mutatis mutandis, to this Eighth Supplemental Trust Deed.

11.                               THIRD PARTY RIGHTS

A person who is not party to this Eighth Supplemental Trust Deed may not enforce any terms of this Eighth Supplemental Trust Deed under the Contract (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any third party which exists or is available apart from that Act.

IN WITNESS WHEREOF this Eighth Supplemental Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the day first before written.

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EXECUTED as a deed by	)
PORTUGAL TELECOM	)
INTERNATIONAL FINANCE B.V.	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Name:

Address:

Occupation:

EXECUTED as a deed by	)
PORTUGAL TELECOM, SGPS, S.A.	)
acting by	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Name:

Address:

Occupation:

EXECUTED as a deed by	)
PT COMUNICAÇÕES, S.A.	)
acting by	)
acting under the authority of that company	)
in the presence of:	)

Witness’s Name:

Address:

Occupation:

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EXECUTED as a deed by	)
PT PORTUGAL SGPS, S.A.	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:	)
)
Witness’s Name:

Address:

Occupation:

EXECUTED as a deed by	)
OI S.A.	)
acting by	)
and	)
acting under the authority of that company	)
in the presence of:	)
)
Witness’s Name:

Address:

Occupation:

EXECUTED as a deed by	)
CITICORP TRUSTEE COMPANY	)
LIMITED acting by	)

and	Director

Director/Secretary

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SCHEDULE 1

PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

- AND -

PT PORTUGAL SGPS, S.A.

- AND –

OI S.A.

- AND –

CITICORP TRUSTEE COMPANY LIMITED

AMENDED AND RESTATED TRUST DEED RELATING TO A

€7,500,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS TRUST DEED is made on 17th December, 1998 (as further modified and restated on [•] 2014 BETWEEN:

(1)                                 PORTUGAL TELECOM INTERNATIONAL FINANCE B.V., a private company with limited liability incorporated under the laws of the Netherlands, having its corporate seat in Amsterdam, the Netherlands and whose registered office is at Naritaweg 165, 1043 BW Amsterdam (the “PTIF”);

(2)                                 PT PORTUGAL SGPS, S.A., a company incorporated with limited liability under the laws of Portugal, whose registered head office is at [•] (“PT Portugal” together with PTIF, the “Issuers” and each, an “Issuer”);

(3)                                 OI S.A., a company organised under the laws of the Federative Republic of Brazil, whose registered office is at Rua do Lavradio 71, 2nd Floor, Downtown, Rio de Janeiro, State of Rio de Janeiro as guarantor of the Notes (the “Guarantor”); and

(4)                                 CITICORP TRUSTEE COMPANY LIMITED, a company incorporated under the laws of England, whose registered office is at 13th Floor, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB (the “Trustee”, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, Receiptholders and Couponholders (each as defined below).

WHEREAS:

(1)                                 By written resolutions of the Board of Managing Directors of PTIF dated 15th December, 1998, 30th November, 2000, 25th January, 2002 and 1st April, 2003, 3rd November 2006, 29th March 2010 and 25th May 2012 PTIF has resolved to establish and update, respectively, a €2,000,000,000, €4,000,000,000, €5,000,000,000 and €7,500,000,000 Global Medium Term Note Programme (now a Euro Medium Term Note Programme). Up to a maximum nominal amount from time to time outstanding of €7,500,000,000 (subject to increase as provided in the Programme Agreement (as defined below)) (the “Programme Limit”) may be issued pursuant to the said Programme.

(2)                                 [By written resolutions of the [Board of Directors] of PT Portugal dated [•] 2014, PT Portugal has resolved to become an issuer of Notes under the Programme.](5)

(3)                                 By written resolutions of the [Board of Directors] of the Guarantor dated [•] 2014, the Guarantor has resolved to guarantee the Notes issued under the Programme pursuant to the Guarantee (as defined below).

(4)                                 The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and Couponholders upon and subject to the terms and conditions of these presents.

(5)        To be confirmed if a board resolution will be provided by PT Portugal.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.                                      DEFINITIONS

(A)                               IN these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

“Affiliate Member of Interbolsa” means any authorised financial intermediary entitled to hold control accounts with Interbolsa on behalf of their customers and includes any depositary banks appointed by Euroclear and/or Clearstream, Luxembourg for the purpose of holding accounts on behalf of Euroclear and Clearstream, Luxembourg, respectively;

“Agency Agreement” means the Agency Agreement dated [•] 2014 as amended and/or supplemented and/or restated from time to time pursuant to which the Issuers and the Guarantor have appointed the Principal Paying Agent, the other Paying Agents, the Portuguese Paying Agent, the Registrar and the Transfer Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or Transfer Agents or another Principal Paying Agent or Registrar in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have been approved in writing by the Trustee, together with any agreement for the time being in force amending, replacing, novating, modifying or restating with the prior written approval of the Trustee any of the aforesaid agreements;

“Appointee” means any attorney, manager, agent, delegate, nominee, custodian, receiver or other person appointed by the Trustee under these presents;

“Auditors” means the auditors for the time being of the Issuers or the Guarantor (as the case may be) or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated or approved by the Trustee (after consultation (unless the Trustee reasonably considers this to be either impracticable or materially prejudicial to the interests of the Noteholders) with the Issuers or the Guarantor (as the case may be) for the purposes of these presents;

“Bearer Global Note” means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note, as the context may require;

“Bearer Notes” means those of the Notes (which are not Book Entry Notes) for the time being in bearer form; “Book Entry Note” means a Note issued in book entry form, registered by Interbolsa as managing entity of CVM, held through CVM and governed by the Conditions and the Interbolsa Instrument;

“Calculation Agent” means, in relation to all or any Series of the Notes, the person appointed as such from time to time pursuant to the provisions of the Agency Agreement or any Successor calculation agent in relation thereto;

“CGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate it is not a New Global Note;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 (or, in the case of Book Entry Notes, in the form or substantially in the form set out in the Interbolsa Instrument) or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents;

“Coupon” means an interest coupon appertaining to a Definitive Bearer Note (other than a Zero Coupon Note), such coupon being:

(i)                                     if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Section A of Part V of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(ii)                                  if appertaining to a Floating Rate Note or an Index Linked Interest Note, in the form or substantially in the form set out in Section B of Part V of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s); or

(iii)                               if appertaining to a Definitive Bearer Note which is neither a Fixed Rate Note nor a Floating Rate Note nor an Index Linked Interest Note, in such form as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 11;

“Couponholders” means the several persons who are for the time being holders of the Coupons and includes, where the context so permits, the Talonholders and references to “relevant Couponholders” shall, in relation to the Bearer Notes of any Series, be construed as references to the holder or holders of one or more Coupons appertaining to the Bearer Notes of such Series;

“CVM” means Central de Valores Mobiliários, the centralised securities system managed by Interbolsa;

“Dealers” means Banco Bilbao Vizcaya Argentaria, S.A., Banco Espírito Santo de Investimento, S.A., Banco BPI, S.A., Barclays Bank PLC, Banco Comercial

Português, S.A., BB Securities Limited, BNP Paribas, Caixa Geral de Depósitos, S.A., Crédit Agricole Corporate and Investment Bank, Citigroup Global Markets Limited, Deutsche Bank AG London, Goldman Sachs International, HSBC Bank plc, Merrill Lynch International, Morgan Stanley & Co. International Limited, Mizuho International plc and UBS Limited and any other entity which the Issuers may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuers in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Principal Paying Agent and the Trustee by the Issuers in accordance with the provisions of the Programme Agreement and references to a “relevant Dealer” or “relevant Dealer(s)” mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the relevant Issuer has agreed the issue of the Notes of such Tranche or Series and “Dealer” means any one of them;

“Definitive Bearer Note” means a Bearer Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s) in exchange for either a Temporary Bearer Global Note or a Permanent Bearer Global Note (all as indicated in the applicable Final Terms), such Bearer Note in definitive form being in the form or substantially in the form set out in Part III of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

“Definitive Note” means a Definitive Bearer Note and/or, as the context may require, a Definitive Registered Note;

“Definitive Registered Note” means a Registered Note in definitive form issued or, as the case may require, to be issued by the relevant Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the relevant Issuer, the Guarantor and the relevant Dealer(s), the Agency Agreement and these presents in exchange for a Regulation S Global Note (all as indicated in the applicable Final Terms), such Registered Note in definitive form being in the form or substantially in the form set out in Part IX of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and having a Form of Transfer endorsed thereon;

“Distribution Compliance Period” means the period that ends 40 days after the completion of the distribution of each Tranche of Notes represented initially by a Regulation S Global Note, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant Lead Manager (in the case of a syndicated issue);

“Dual Currency Interest Note” means a Note in respect of which payments of interest are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Dual Currency Note” means a Dual Currency Interest Note and/or a Dual Currency Redemption Note, as applicable;

“Dual Currency Redemption Note” means a Note in respect of which payments of principal are made or to be made in such different currencies, and at rates of exchange calculated upon such basis or bases, as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Euroclear” means Euroclear Bank SA/NV;

“Eurosystem-eligible NGN” means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

“Event of Default” means any of the events specified in Condition 10;

“Executive Committee of Directors” means the Board of Directors for the time being of the relevant Issuer or the Guarantor (as the case may be);

“Extraordinary Resolution” has the meaning set out in paragraph 20 of Schedule 3;

“Final Terms” has the meaning set out in the Programme Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the relevant Issuer, the Guarantor and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable one-, two-, three-, six- or twelve-monthly or in respect of such other period or on such date(s) as may be agreed between the relevant Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Form of Transfer” means the form of transfer endorsed on a Definitive Registered Note in the form or substantially in the form set out in Part IX of Schedule 2;

“Global Note” means a Temporary Bearer Global Note and/or a Permanent Bearer Global Note and/or a Regulation S Global Note, as the context may require;

“Guarantee” means the guarantee given by the Guarantor set out in Clause 7 below;

“Index Linked Interest Note” means a Note in respect of which the amount payable in respect of interest is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Index Linked Note” means an Index Linked Interest Note and/or an Index Linked Redemption Amount Note, as applicable;

“Index Linked Redemption Amount Note” means a Note in respect of which the amount payable in respect of principal is calculated by reference to an index and/or a formula as the relevant Issuer and the relevant Dealer(s) may agree (as indicated in the applicable Final Terms);

“Interbolsa” means Interbolsa - Sociedade Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A., as management entity of CVM;

“Interbolsa Instrument” means the deed poll given by PT Portugal in favour of the holders of Book Entry Notes dated [•] 2014;

“Interest Commencement Date” means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may or may not be the Issue Date;

“Interest Payment Date” means, in relation to any Floating Rate Note or Index Linked Interest Note, either:

(i)                                     the date which falls the number of months or other period specified as the “Specified Period” in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(ii)                                  such date or dates as are indicated in the applicable Final Terms;

“Issue Date” means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the relevant Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Temporary Bearer Global Note, a Permanent Bearer Global Note or a Regulation S Global Note, the same date as the date of issue of the Temporary Bearer Global Note, the Permanent Bearer Global Note or the Regulation S Global Note which initially represented such Note;

“Issue Price” means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

“Liability” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis except where otherwise provided herein;

“London Business Day” has the meaning set out in Condition 5(b)(v);

“Maturity Date” means, in respect of any Note, the date on which it is expressed to be redeemable;

“month” means calendar month;

“NGN” means a Temporary Bearer Global Note or a Permanent Bearer Global Note and in either case in respect of which the applicable Final Terms indicate is a New Global Note;

“Non-eligible NGN” means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the Final Terms;

“Note” means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the relevant Issuer and the relevant Dealer(s) which:

(i)                                     has such maturity as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum or maximum maturity as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant Issuer or the relevant currency; and

(ii)                                  has such denomination as may be agreed between the relevant Issuer and the relevant Dealer(s), subject to such minimum denomination as may be allowed or required from time to time by the relevant central bank (or equivalent body) or any laws or regulations applicable to the relevant currency, and is issued or to be issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the Issuers, the Guarantor and the relevant Dealer(s) and which shall, in the case of Bearer Notes, initially be represented by, and comprised in, either (a) a Temporary Bearer Global Note which may (in accordance with the terms of such Temporary Bearer Global Note) be exchanged for either Definitive Bearer Notes or a Permanent Bearer Global Note which Permanent Bearer Global Note may (in accordance with the terms of such Permanent Bearer Global Note) in turn be exchanged for Definitive Bearer Notes or (b) a Permanent Bearer Global Note which may (in accordance with the terms of such Permanent Bearer Global Note) be exchanged for Definitive Bearer Notes (all as indicated in the applicable Final Terms) and which shall, in the case of Registered Notes, be represented by, and comprised in, one or more Regulation S Global Notes each of which may (in accordance with the terms of such Regulation S Global Note) be exchange for Definitive Registered Notes or another Regulation S Global Note (all as indicated in the applicable Final Terms) and which shall (in the case of Book Entry Notes) be in book entry form registered with Interbolsa and held through CVM and includes any replacements for a Note (whether a Bearer Note or a Registered Note, as the case may be) issued pursuant to Condition 11;

“Noteholders” means the several persons who are for the time being holders of outstanding Notes (being, in the case of Bearer Notes, the bearers thereof and, in the case of Registered Notes, the several persons whose names are entered in the register of holders of the Registered Notes as the holders thereof) save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Bearer Global Note or a Regulation S Global Note deposited with a common depositary or common safekeeper for Euroclear and Clearstream, Luxembourg, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes of such Series (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be and shall be treated by the Issuers, the Guarantor, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such Notes and, the rights to which shall be vested, as against the Issuers, the Guarantor and the Trustee, solely in such common depositary or common safekeeper and for which purpose such common depositary or common safekeeper shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions “Noteholder”, “holder of Notes” and related expressions shall be construed accordingly;

“notice” means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 14;

“NSS” means the New Safekeeping Structure for Registered Notes which are intended to constitute eligible collateral for Eurosystem monetary policy operations;

“Official List” has the meaning ascribed thereto in Section 103 of the Financial Services and Markets Act 2000;

“outstanding” means, in relation to the Notes, all the Notes other than (a) those which have been redeemed in accordance with these presents, (b) those in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys wherefore (including all premium (if any) and interest accrued thereon to the date for such redemption) have been duly paid to the Trustee (other than in the case of Book Entry Notes) or to the Principal Paying Agent or (in the case of Book Entry Notes) the Portuguese Paying Agent or, as the case may be, the Registrar in the manner provided in the Agency Agreement (and, where appropriate, notice has been given to the relative Noteholders) and remain available for payment against presentation of those Notes and/or, as the case may be, the relative Receipts and/or Coupons, (c) those which have become void under Condition 9, (d) those which have been purchased and cancelled as provided in Condition 7, (e) those mutilated or defaced Notes which have been surrendered in exchange for replacement Notes pursuant to Condition 11, (f) any Temporary Bearer Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes or a Permanent Bearer Global Note and any Permanent Bearer Global Note to the extent that it shall have been exchanged for Definitive Bearer Notes, in each case pursuant to its provisions, and (g) (for the purpose only of ascertaining how many Notes are outstanding and without prejudice to their status for any other purpose) those Notes alleged to have been lost, stolen or destroyed and in respect of which replacement Notes have been issued pursuant to Condition 11;

PROVIDED THAT for each of the following purposes, namely:

(i)                                     the right to attend and vote at any meeting of the holders of Notes of any one or more Series;

(ii)                                  the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Condition 10 and paragraphs 2, 5, 6 and 9 of Schedule 3;

(iii)                               any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)                              the certification (where relevant) by the Trustee as to whether any of the events mentioned in Condition 10 is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series;

those Notes of any Series which are for the time being held by or on behalf of the Issuers, the Guarantor or a Subsidiary of any of them, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Partly Paid Notes” means Notes issued on a partly paid basis;

“Paying Agents” means, in relation to all or any Series of the Notes, the several institutions (including where the context permits the Principal Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuers and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

“Permanent Bearer Global Note” means a global note in the form or substantially in the form set out in Part II of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Bearer Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the Issuers, the Guarantor and the relevant Dealer(s) and these presents either in exchange for the whole or part of any Temporary Bearer Global Note issued in respect of such Bearer Notes or on issue;

“Portuguese Paying Agent” means Citibank International plc, Sucursal em Portugal or, if applicable, any successor Portuguese Paying Agent in relation to all or any Series of the Notes;

“Potential Event of Default” means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

“Principal Paying Agent” means, in relation to all or any Series of the Notes, Citibank, N.A. at its office at 13th Floor, Citigroup Centre, Canada Square, Canary

Wharf, London E14 5LB or, if applicable, any Successor principal paying agent in relation to all or any Series of the Notes;

“Programme” means the Euro Medium Term Note Programme for the issue of Notes established by, or otherwise contemplated in, the Programme Agreement;

“Programme Agreement” means the agreement dated 1 June, 2012 between the Issuers and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating, modifying or restating such agreement;

“Put Event” has the meaning set out in Condition 7;

“Receipt” means a receipt attached on issue to a Definitive Bearer Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 11;

“Receiptholders” means the several persons who are for the time being holders of the Receipts and references to “relevant Receiptholders” shall, in relation to the Bearer Notes of any Series, be construed as references to the holder or holders of one or more Receipts appertaining to the Bearer Notes of such Series;

“Reference Banks” means, in relation to the Notes of any relevant Series, the several banks initially appointed as reference banks and/or, if applicable, any Successor reference banks;

“Registered Notes” means those of the Notes (which are not Book Entry Notes) which are for the time being in registered form;

“Registrar” means, in relation to all or any Series of the Registered Notes, Citibank, N.A. at its office at 111 Wall Street, New York, New York 10043, United States of America or, if applicable, any Successor registrar;

“Regulation S Global Note” means a registered global note in the form or substantially in the form set out in Part VII of the Second Schedule with such modifications (if any) as may be agreed between the relevant Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Registered Notes of the same Series sold outside the United States in reliance on Regulation S under the Securities Act, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the Issuers, the Guarantor and the relevant Dealer(s) and these presents;

“Relevant Date” has the meaning set out in Condition 8;

“Relevant Subsidiary” has the meaning ascribed thereto in Condition 10(a);

“repay”, “redeem” and “pay” shall each include both the others and cognate expressions shall be construed accordingly;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Series” means a Tranche of the Notes together with any further Tranche or Tranches of the Notes which are (i) expressed to be consolidated and form a single series and (ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions “Notes of the relevant Series”, “Series of Notes” and “holders of Notes of the relevant Series” and related expressions shall be construed accordingly;

“Stock Exchange” means the London Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the “relevant Stock Exchange” shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

“Subsidiary” means, in respect of either Issuer or the Guarantor any company in which the Issuers or the Guarantor, as the case may be, holds directly or indirectly through another Subsidiary, more than 50 per cent. of the share capital or voting rights;

“Successor” means, in relation to the Principal Paying Agent, the other Paying Agents, the Registrar, the Portuguese Paying Agent, the Reference Banks, the Calculation Agent and the Transfer Agents, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents or the Agency Agreement (as the case may be) and/or such other or further principal paying agent and/or other or further paying agents, registrar, reference banks, calculation agent and transfer agents (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing, such approval not to be unreasonably withheld) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuers and the Guarantor and (except in the case of the initial appointments and specified offices made under and specified in the Agency Agreement) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Clause 14(xiii) in accordance with Condition 14;

“Talonholders” means the several persons who are for the time being holders of the Talons and references to “relevant Talonholders” shall, in relation to the Bearer Notes of any Series, be construed as references to the holder or holders of one or more Talons appertaining to the Bearer Notes of such Series;

“Talons” means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, a Definitive Bearer Note (other than a Zero Coupon Note), such talons being in the form or substantially in the form set out in Part VI of Schedule 2 or in such other form as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 11;

“Temporary Bearer Global Note” means a global note in the form or substantially in the form set out in Part I of Schedule 2 with such modifications (if any) as may be agreed between the relevant Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Bearer Notes of the same Series, issued by the relevant Issuer pursuant to the Programme Agreement or any other agreement between the Issuers, the Guarantor and the relevant Dealer(s) and these presents;

“the London Stock Exchange” means London Stock Exchange plc and any successor thereto;

“these presents” means this Trust Deed (including the Guarantee) and the Schedules and any Trust Deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

“Tranche” means all Notes which are identical in all respects (including as to listing);

“Transfer Agents” means, in relation to all or any Series of the Registered Notes, the several institutions (including, where the context permits, the Registrar) at their respective specified offices initially appointed as transfer agents in relation to such Notes by the Issuers and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents;

“Trust Corporation” means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000 of Great Britain;

“UK Listing Authority” means the Financial Services Authority in its capacity as competent authority under the Financial Services and Markets Act 2000;

“Zero Coupon Note” means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

(B)

(i)                                    All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuers or, where applicable, the Guarantor under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 6(g).

(ii)                                All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(iii)                               All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(iv)                              All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(v)                                 All references in these presents to taking proceedings against the Issuers and/or the Guarantor shall be deemed to include references to proving in the winding up of the Issuers and/or the Guarantor (as the case may be).

(vi)                              All references to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits (but not in the case of any NGN), be deemed to include references to any additional or alternative clearing system approved by the relevant Issuer, the Principal Paying Agent or the Registrar (as the case may be) and the Trustee.

(vii)                           All references to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.

(viii)                        Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain, as amended.

(ix)                              In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

(x)                                 All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Notes of the relevant one or more Series as a class.

(xi)                              In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(C)                               Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

(D)                               All references in these presents to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

(E)                                All references in these presents to Notes being “listed” or “having a listing” shall, (i) in relation to the London Stock Exchange, be construed to mean that such Notes have been admitted to the Official List by the UK Listing Authority and to trading on the London Stock Exchange’s regulated market and (ii) on any other Stock Exchange within the European Economic Area, be construed to mean that the Notes have been admitted to trading on a market within that jurisdiction which is a regulated market for the purposes of the Market in Financial Instruments Directive (Directive 2004/39/EC). All references in these presents to “listing” or “listed” shall include references to “quotation” and “quoted”, respectively.

2.                                      ISSUE OF NOTES

(A)                               THE Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3(6) of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the London Business Day preceding each proposed Issue Date, the relevant Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms and shall notify the Trustee or cause the Trustee to be notified in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed, whenever a legal opinion is provided to the Dealers and on such other occasions as the Trustee so requests (on the basis that the Trustee reasonably considers it prudent in view of a change (or proposed change) in applicable law materially affecting the Issuers or the Guarantor (as the case may be), these presents, the Guarantee or the Agency Agreement or the Trustee has other reasonable grounds which shall not include the mere lapse of time), the Issuers or the Guarantor (as the case may be) will use all reasonable endeavours to procure that further legal opinions or, where applicable, a further legal opinion (relating, if applicable, to any such change or proposed change) in such form and content as the Trustee may reasonably require from legal advisers approved by the Trustee (where applicable, such legal advisers to be those referred to in the Programme Agreement unless the Trustee reasonably considers the use of such legal advisers to be either impracticable or inappropriate) are/is delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form reasonably satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes provided that, for the avoidance of doubt, failure to do so shall not constitute an Event of Default in relation to the outstanding Notes of any existing Series.

(B)                               As and when the Notes of any Series (which are not Book Entry Notes) or any of them or any instalment of principal in respect thereof become(s) due to be redeemed in accordance with the Conditions, the relevant Issuer shall unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series (which are not Book Entry Notes) or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (which are not Book Entry Notes) (as well after as before any judgment or other order of any court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with or specified in, and on the dates provided for in, the Conditions (subject to Clause 2(D)) PROVIDED THAT

(i)                                     every payment of principal or interest or other sum due in respect of the Notes of such Series (which are not Book Entry Notes) made to or to the order of the Principal Paying Agent in the manner provided in the Agency Agreement, shall be in satisfaction pro tanto of the relevant covenant by the relevant Issuer in this Clause contained in relation to the Notes of such Series (which are not Book Entry Notes) except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders, Receiptholders or Couponholders (as the case may be);

(ii)                                  in the case of any payment of principal made to the Trustee or the Principal Paying Agent in respect of Notes which are not Book Entry Notes after the due date or on or after accelerated maturity following an Event of Default, interest shall continue to accrue on the principal amount of the relevant Notes (except in the case of Zero Coupon Notes, to which the provisions of Condition 7(j) shall apply) at the rates and/or in the amounts aforesaid up to and including the date (being not later than 14 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Principal Paying Agent) which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes; and

(iii)                               in any case where payment of the whole or any part of the principal amount of any Note (which is not a Book Entry Note) is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (ii) above) interest shall accrue on the principal amount of such Note (except in the case of Zero Coupon Notes, to which the provisions of Condition 7(j) shall apply) payment of which has been so withheld or refused at the rates and/or in the amounts aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the day after notice is given to the relevant Noteholder (whether individually or in accordance with Condition 14) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders, the Couponholders and itself in accordance with these presents.

(C)                               At any time after an Event of Default or a Potential Event of Default, in respect of Notes which are not Book Entry Notes shall have occurred or the Trustee shall have received any money which it proposes to pay under Clause 10 to the Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(i)                                     by notice in writing to the Issuers, the Guarantor, the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents require the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents pursuant to the Agency Agreement:

(a)                                 to act thereafter as Principal Paying Agent, Registrar, Transfer Agents and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the provisions of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the relative Notes and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

(b)                                 to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in their capacity as Principal Paying Agent or, as the case may be, Registrar, Transfer Agent or other Paying Agent, to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Principal Paying Agent, the Registrar or the relevant Transfer Agent or other Paying Agent is obliged not to release by any law or regulation; and

(ii)                                  by notice in writing to the relevant Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Principal Paying Agent; with effect from the issue of any such notice to the relevant Issuer and the Guarantor and unless and until such notice is withdrawn proviso (i) to sub-clause (B) of this Clause shall cease to have effect.

At such time as the Trustee shall be satisfied that no Event of Default or Potential Event of Default is continuing the Trustee shall by notice in writing to the Issuers, the Guarantor, the Principal Paying Agent, the Registrar, the Transfer Agents and the other Paying Agents pursuant to the Agency Agreement withdraw any notice given pursuant to this sub-clause (C) whereupon any such notice shall cease to apply.

(D)                               If the Floating Rate Notes or Index Linked Interest Notes of any Series become immediately due and repayable under Condition 10 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 10 except that the rates and/or amounts of interest need not be published.

(E)                                All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

(F)                                 The relevant Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes (whether in bearer or registered form) ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes), and so that the same shall be consolidated and form a single Series, with the outstanding Notes of a particular Series.

(G)                              The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 22 (both inclusive) and 23(B) and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

3.                                      FORM OF NOTES

(A)

(i)                                     THE Bearer Notes (which are not Book Entry Notes) of each Tranche will initially be represented on issue by either a single Temporary Bearer Global Note or a single Permanent Bearer Global Note. Each Temporary Bearer Global Note shall be exchangeable for either Definitive Bearer Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached or a Permanent Bearer Global Note in each case in accordance with the provisions set out therein. Each Permanent Bearer Global Note shall be exchangeable for Definitive Bearer Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, all as set out in such Permanent Bearer Global Note. All Bearer Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the relevant Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(ii)                                  Each Temporary Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part I of Schedule 2 and may be a facsimile. Each Temporary Bearer Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the relevant Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent. Each Temporary Bearer Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(iii)                               Each Permanent Bearer Global Note shall be printed or typed in the form or substantially in the form set out in Part II of Schedule 2 and may be a facsimile. Each Permanent Bearer Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer shall be authenticated by or on behalf of the Principal Paying Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which the relevant Issuer has notified the Principal Paying Agent that effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Principal Paying Agent. Each Permanent Bearer Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer and title thereto shall pass by delivery.

(B)

(i)                                     All the Registered Notes of each Tranche that are initially offered and sold in offshore transactions in reliance on Regulation S under the Securities Act as provided in the Programme Agreement shall be represented by a Regulation S Global Note. The Regulation S Global Note will be deposited with a common depositary or, in the case of Registered Notes held under the NSS, common safekeeper for, and registered in the name of a common nominee of such common depositary or common safekeeper for, Euroclear and Clearstream, Luxembourg. Beneficial interests in the Regulation S Global Notes will be shown on, and exchanges and transfers thereof will be effected only through, records maintained by Euroclear and Clearstream, Luxembourg. Until the expiration of the Distribution Compliance Period, beneficial interests in any Regulation S Global Note may be held only by or through agent members of Euroclear and Clearstream, Luxembourg.

(ii)                                  Registered Notes represented by the Regulation S Global Notes shall be exchangeable and transferable only in accordance with, and subject to, the provisions of the Regulation S Global Notes and the Agency Agreement and the rules and operating procedures for the time being of Euroclear and Clearstream, Luxembourg.

(iii)                               Each Regulation S Global Note shall be printed or typed in the form or substantially in the form set out in Part VII of Schedule 2 and may be a facsimile. Each Regulation S Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Registrar and, in the case of Registered Notes held under the NSS, effectuated by the common safekeeper. Each Regulation S Global Note so executed and authenticated shall be a binding and valid obligation of the relevant Issuer.

(C)

(i)                                     The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Part III, IV, V and VI, respectively, of Schedule 2. The Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Bearer Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Bearer Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Bearer Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Bearer Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(ii)                                  The Definitive Registered Notes shall be in registered form and shall be issued in the form or substantially in the form set out in Part VIII of Schedule 2, shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Registered Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Registered Notes shall be endorsed with or have attached thereto the Conditions, and, in either such case, the Definitive Registered Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof). Title to the Definitive Registered Notes shall pass upon the registration of transfers in the register kept by the Registrar in respect thereof in accordance with the provisions of the Agency Agreement and these presents.

(iii)                               The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by the relevant Issuer on behalf of the relevant Issuer and shall be authenticated by or on behalf of the Principal Paying Agent (in the case of the Definitive Bearer Notes) or the Registrar (in the case of Definitive Registered Notes). The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and Talons, upon execution and authentication of the relevant Definitive Bearer Notes, shall be binding and valid obligations of the relevant Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Bearer Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Bearer Note shall be binding or valid until such Definitive Bearer Note shall have been executed and authenticated as aforesaid.

(D)                              The relevant Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the relevant Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

(E)                                Except as ordered by a court of competent jurisdiction or as required by law, the Issuers, the Guarantor, the Trustee, the Principal Paying Agent, the other Paying Agents, the Registrar and the Transfer Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt, Coupon or Talon and the registered holder of any Regulation S Global Note or Definitive Registered Note as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer or, as the case may be, registered holder, and (ii) for all other purposes deem and treat:

(a)                                 the bearer of any Definitive Bearer Note, Receipt, Coupon or Talon and the registered holder of any Definitive Registered Note; and

(b)                                 each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg, or (except in the case of a NGN or a Registered Note held under the NSS) such other additional or alternative clearing system approved by the relevant Issuer, the Principal Paying Agent or the Registrar (as the case may be) and the Trustee, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Bearer Global Note, Definitive Bearer Note, Receipt, Coupon or Talon or of the registered holder of any Regulation S Global Note or Definitive Registered Note.

(F)                                 The Book Entry Notes will be registered in the Interbolsa book-entry system and governed by the Conditions and by the Interbolsa Instrument. Title to the Book Entry Notes passes upon registration in the relevant individual securities account held with an Affiliated Member of Interbolsa.

(G)                               The Issuers, the Guarantor and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a letter of confirmation issued on behalf of Euroclear or Clearstream, Luxembourg or the relevant affiliate members of Interbolsa or any form of record made by any of them or such other evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note or which are Book Entry Notes and if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4.                                      FEES, DUTIES AND TAXES

THE Issuers will pay or procure to be paid any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable (a) in the Netherlands, the United Kingdom, Portugal, the Federative Republic of Brazil, Belgium and Luxembourg on or in connection with (i) the execution and delivery of these presents and (ii) the constitution and original issue of the Notes, the Receipts and the Coupons and (b) in any jurisdiction on or in connection with any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.                                      COVENANT OF COMPLIANCE

EACH of the Issuers and the Guarantor covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Notes, the Receipts and the Coupons shall be held subject to the provisions contained in these presents and the Conditions shall be binding on the Issuers, the Guarantor, the Noteholders, the Receiptholders and the Couponholders and all persons claiming through or under them. The Trustee shall be entitled to enforce the obligations of the Issuers and the Guarantor under the Notes, the Receipts and the Coupons (but, in the case of Book Entry Notes, only to the extent that such obligations are contained in these presents) as if the same were set out and contained in the trust deeds constituting the same, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6.                                      CANCELLATION OF NOTES AND RECORDS

(A)                               THE relevant Issuer shall procure that all Notes (i) redeemed or (ii) purchased by or on behalf of the Issuers, the Guarantor or any other Subsidiary of the Guarantor and surrendered for cancellation or (iii) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 or (iv) exchanged as provided in these presents (together in each case, in the case of Definitive Bearer Notes, with all unmatured Receipts and Coupons attached thereto or delivered therewith) and, in the case of Definitive Bearer Notes, all relative Receipts and Coupons paid in accordance with the Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 11 and all Talons exchanged in accordance with the Conditions for further Coupons shall forthwith be cancelled by or on behalf of the relevant Issuer and a certificate stating:

(a)                                 the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts paid in respect thereof and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)                                 the serial numbers of such Notes in definitive form and Receipts distinguishing between Bearer Notes and Registered Notes;

(c)                                  the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d)                                 the aggregate amount of interest paid (and the due dates of such payments) on Global Notes and/or on Definitive Registered Notes;

(e)                                  the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuers, the Guarantor or any other Subsidiary of the Guarantor and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Bearer Notes, the total number (where applicable, of each denomination) by maturity date of the Receipts, Coupons and Talons attached thereto or surrendered therewith;

(f)                                   the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so exchanged or surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g)                                  the total number (where applicable, of each denomination) by maturity date of unmatured Coupons missing from Definitive Bearer Notes bearing interest at a fixed rate which have been redeemed or exchanged or surrendered and replaced and the serial numbers of the Definitive Bearer Notes to which such missing unmatured Coupons appertained; and

(h)                                 the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons shall be given to the Trustee by or on behalf of the relevant Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the Talons respectively and of cancellation of the relative Notes and Coupons.

(B)                               The relevant Issuer shall procure (i) that the Principal Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons (other than serial numbers of Receipts and Coupons) and of their redemption or purchase by or on behalf of the Issuers, the Guarantor or any other Subsidiary of the Guarantor, cancellation, payment or exchange (as the case may be) and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons (ii) that the Principal Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such

Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.                                      GUARANTEE AND INDEMNITY

GUARANTEE

(A)                               The Guarantor hereby unconditionally and irrevocably guarantees to the Trustee the due and punctual payment of all sums expressed to be payable by each Issuer under these presents including, without limitation, in respect of the Notes, as and when the same become due and payable, whether at maturity, upon early redemption, upon acceleration or otherwise, according to the terms of these presents.  In case of the failure of either Issuer to pay any such sum as and when the same shall become due and payable, the Guarantor hereby agrees to cause such payment to be made from time to time on demand as if such payment were made by the relevant Issuer.

INDEMNITY

(B)                               The Guarantor agrees, as an independent primary obligation, that it shall pay to the Trustee on demand sums sufficient to indemnify the Trustee and each Noteholder, Receiptholder and Couponholder against any Liability sustained by the Trustee or such Noteholder, Receiptholder or Couponholder by reason of the non-payment as and when the same shall become due and payable of any sum expressed to be payable by either Issuer under these presents including, without limitation, in respect of the Notes, whether by reason of any of the obligations expressed to be assumed by each Issuer in these presents including, without limitation, in respect of the Notes, being or becoming void, voidable or unenforceable for any reason, whether or not known to the Trustee or such Noteholders, Receiptholders or Couponholders or for any other reason whatsoever.

UNCONDITIONAL PAYMENT

(C)                               If an Issuer defaults in the payment of any sum expressed to be payable by it under these presents including, without limitation, in respect of the Notes, as and when the same shall become due and payable, the Guarantor shall forthwith unconditionally pay or procure to be paid to or to the order of the Trustee the amount in respect of which such Issuer has defaulted; provided that every payment of such amount made by the Guarantor to the Principal Paying Agent in the manner provided in the Agency Agreement shall be deemed to cure pro tanto such default by the relevant Issuer and shall be deemed for the purposes of this Clause 7 to have been paid to or for the account of the Trustee except to the extent that there is failure in the subsequent payment of such amount to the Noteholders, Receiptholders or Couponholders in accordance with the Conditions, and everything so paid by the Guarantor in accordance with the Agency Agreement shall have the same effect as if it had been paid thereunder by the relevant Issuer.

UNCONDITIONAL OBLIGATION

(D)                               The Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of these presents or any Note, Receipt or Coupon and shall not be affected by:

(i)                                     any change in or amendment to these presents (other than a change or amendment in respect of the Guarantee) or any Note, Receipt or Coupon including any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature) or replacement, waiver or release of, any obligation of an Issuer under or in respect of these presents, any Note, Receipt or Coupon or any security or other guarantee or indemnity in respect thereof including without limitation any change in the purposes for which the proceeds of the issue of any Note are to be applied and any extension of or any increase of the obligations of either Issuer in respect of any Note, Receipt or Coupon or the addition of any new obligations of an Issuer or the Guarantor under these presents;

(ii)                                  the absence of any action to enforce the same;

(iii)                               any waiver or consent by any Noteholder, Receiptholder or Couponholder or by the Trustee with respect to any provision of these presents or the Notes (other than any waiver or consent in respect of the Guarantee);

(iv)                              any judgment obtained against an Issuer or any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defence of a guarantor.

GUARANTOR’S OBLIGATIONS CONTINUING

(E)                                The Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of an Issuer, any right to require a proceeding first against an Issuer, protest or notice with respect to any Note or the indebtedness evidenced thereby and all demands whatsoever. The Guarantor agrees that the guarantee and indemnity contained in this Clause 7 is a continuing guarantee and indemnity and shall remain in full force and effect until all amounts due as principal, interest or otherwise in respect of the Notes, Receipts or Coupons or under these presents shall have been paid in full and that the Guarantor shall not be discharged by anything other than a complete performance of the obligations contained in these presents and the Notes, Receipts and Coupons.

SUBROGATION OF GUARANTOR’S RIGHTS

(F)                                 The Guarantor shall be subrogated to all rights of the Noteholders against the relevant Issuer in respect of any amounts paid by such Guarantor in respect of such Issuer pursuant hereto; provided that the Guarantor shall not without the consent of the Trustee be entitled to enforce, or to receive any payments arising out of or based upon or prove in any insolvency or winding up of such Issuer in respect of, such right of subrogation until such time as all the principal of and interest on all outstanding Notes, Receipts and Coupons and all other amounts due under these presents and the Notes,

Receipts and Coupons have been paid in full. Furthermore, until such time as aforesaid, the Guarantor shall not take any security or counter indemnity from an Issuer in respect of the Guarantor’s obligations under this Clause 7.

NO IMPLIED WAIVERS

(G)                               If any payment received by the Trustee or the Principal Paying Agent pursuant to the provisions of these presents or the Conditions shall, on the subsequent bankruptcy, insolvency or corporate reorganisation of, or other similar event affecting, an Issuer, be avoided, reduced, invalidated or set aside under any laws relating to bankruptcy, insolvency, corporate reorganisation or other similar events, such payment shall not be considered as discharging or diminishing the liability of the Guarantor whether as guarantor, principal debtor or indemnifier and the guarantee and indemnity contained in this Clause 7 shall continue to apply as if such payment had at all times remained owing by such Issuer and the Guarantor shall indemnify and keep indemnified the Trustee and the Noteholders on the terms of the guarantee and indemnity contained in this Clause 7.

8.                                      ENFORCEMENT

(A)                               THE Trustee may at any time, at its discretion and without notice, take such proceedings and/or other action as it may think fit against or in relation to each of the Issuers and the Guarantor to enforce their respective obligations under these presents.

(B)                               Proof that as regards any specified Note, Receipt or Coupon the relevant Issuer or, as the case may be, the Guarantor has made default in paying any amount due in respect of such Note, Receipt or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes, Receipts or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.                                      PROCEEDINGS, ACTION AND INDEMNIFICATION

(A)                               THE Trustee shall not be bound to take any proceedings mentioned in Clause 8(A) or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified or, if it so requires, secured to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

(B)                              Only the Trustee may enforce the provisions of these presents. No Noteholder, Receiptholder or Couponholder shall be entitled (a) to proceed directly against the Issuers or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10.                               APPLICATION OF MONEYS

ALL moneys received by the Trustee under these presents shall, unless and to the extent attributable in the opinion of the Trustee to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes (which are not Book Entry Notes), and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular Series of the Notes (which are not Book Entry Notes) or which are apportioned to such Series as aforesaid (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 9) shall be held by the Trustee upon trust to apply them (subject to Clause 12):

FIRST in payment or satisfaction of all amounts then due and unpaid under Clauses 16 and/or 16(J) to the Trustee and/or any Appointee;

SECONDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series; and

THIRDLY in payment of the balance (if any) to the relevant Issuer or, as the case may be, to the Guarantor (without prejudice to, or liability in respect of, any question as to how such payment to the relevant Issuer shall be dealt with as between the Issuers, the Guarantor and any other person including, without limitation, Noteholders of any other Series).

11.                               NOTICE OF PAYMENTS

THE Trustee shall give notice to the relevant Noteholders in accordance with Condition 14 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 6 and any payment so made shall be a good discharge to the Trustee.

12.                               INVESTMENT BY TRUSTEE

(A)                               IF the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes under Clause 11 shall be less than 10 per cent. of the principal amount of the Notes then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the principal amount of the Notes then outstanding and then such accumulations and funds shall be applied under Clause 11.

(B)                               Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution (the long term debt of which has a current credit rating of at least A+ from Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc. or A1 from Moody’s Investors Service Limited) and in such currency as the Trustee may think fit. If that bank or other financial institution is the Trustee or a subsidiary, holding or associated company of the Trustee, such bank or other financial institution need only account for an amount of interest equal to the largest amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.                               PARTIAL PAYMENTS

UPON any payment under Clause 11 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee, the Registrar or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause the Registrar or, as the case may be, such Paying Agent to enface thereon a memorandum and, in the case of Registered Notes, make a notation in the Register of the amount and the date of payment but the Trustee may in any particular case or generally in relation to Registered Notes dispense with such production and enfacement (but not notation in the Register) upon such indemnity being given as it shall think sufficient.

14.                               COVENANTS BY THE ISSUERS AND THE GUARANTOR

SO long as any of the Notes remains outstanding (or, in the case of paragraphs (viii), (ix) and (xiii), (xiv) and (xvi), so long as any of the Notes, Receipts or Coupons remains liable to prescription or, in the case of sub-paragraph (xv), until the expiry of a period of 30 days after the Relevant Date) each of the Issuers and the Guarantor severally covenants with the Trustee that it shall:

(i)                                     at all times carry on and conduct its affairs and procure that its Subsidiaries carry on and conduct their respective affairs in a proper and efficient manner;

(ii)                                  except insofar as prohibited by applicable law, give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall reasonably require and in such form as it shall reasonably require (including without limitation the procurement by the Issuers or the Guarantor (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 16(C)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(iii)                               cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the London Stock Exchange in each case applicable to it;

(iv)                              at all times keep and procure that its Subsidiaries keep proper books of account and at any time after the occurrence of an Event of Default or a Potential Event of Default (other than in the case of Book Entry Notes) or if the Trustee has reasonable grounds to believe that an Event of Default or a Potential Event of Default has occurred or is about to occur allow and procure its Subsidiaries to allow the Trustee and any person appointed by the Trustee to whom the Issuers, the Guarantor or the relevant Subsidiary (as the case may be) shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours PROVIDED THAT nothing in this paragraph (iv) shall oblige the Issuers or the Guarantor to disclose confidential information concerning customers of the Issuers, the Guarantor or a Subsidiary of any of them or any other information which is exempt from disclosure in the published accounts of the company concerned by reason of the provisions of applicable law relating to confidentiality or which it is illegal to disclose;

(v)                                 send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuers or the Guarantor) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and every other document issued or sent to its shareholders or which should legally be sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of publicly issued securities issued outside Portugal, the Federative Republic of Brazil or the Netherlands (as applicable) other than its shareholders (including the Noteholders) and every other document issued or sent to holders of securities other than its shareholders which contains information which is of material relevance to the interests of the Noteholders in the context of the Notes, in each case as soon as practicable after the issue or publication thereof;

(vi)                              forthwith give notice in writing to the Trustee of the occurrence of any Event of Default, any Potential Event of Default or Put Event or of the coming into existence of any security interest which would require any security to be given to any Series of Notes (other than in respect of Book Entry Notes) pursuant to Condition 4;

(vii)                           give to the Trustee (a) within 10 days after demand by the Trustee therefor and (b) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial period commencing with the financial period ended 31st December, 2002 and in any event not later than 180 days after the end of each such completed financial period a certificate of the relevant Issuer signed by two Directors of the relevant Issuer and, if relevant, two Directors of the Guarantor to the effect that as at a date not more than seven days before delivering such certificate (the “relevant date”) there did not exist and had not existed since the relevant date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default, any Potential Event of Default or Put Event (or if such exists or existed specifying the same) and that during the period from and including the relevant date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the relevant date of such certificate each of the Issuers and the Guarantor has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not so complied;

(viii)                        except insofar as prohibited by applicable law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to give effect to these presents;

(ix)                              at all times maintain Paying Agents, a Registrar, Transfer Agents and a Calculation Agent in accordance with the Conditions;

(x)                                 procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of them or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(xi)                              in the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 14 that such payment has been made;

(xii)                           use all reasonable endeavours to maintain the listing on the relevant Stock Exchange of those of the Notes which are listed on the relevant Stock Exchange or, if it is unable to do so having used all reasonable endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the relevant Issuer may (with the prior approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may reasonably require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(xiii)                        give notice to the Noteholders in accordance with Condition 14 of any appointment, resignation or removal of any Paying Agent, Calculation Agent, Registrar, Transfer Agent or Portuguese Paying Agent (other than the appointment of the initial Paying Agents, Calculation Agent, Registrar, Transfer Agent and Portuguese Paying Agent) after having obtained the approval of the Trustee thereto (such approval not to be unreasonably withheld) or any change of any Paying Agent’s, Registrar’s, Transfer Agent’s or Portuguese Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Registrar, a Transfer Agent or the Portuguese Paying Agent or so long as any of the Notes remains liable to prescription in the case of the termination of the appointment of the Principal Paying Agent or the Calculation Agent no such termination shall take effect until a new Principal Paying Agent, Calculation Agent, Registrar, Transfer Agent or Portuguese Paying Agent (as the case may be) has been appointed on terms approved by the Trustee;

(xiv)                       obtain the prior written approval of the Trustee (such approval not to be unreasonably withheld) to, and promptly give to the Trustee two copies of, the form of every notice given to the Noteholders in accordance with Condition 14 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the

“FSMA”) of a communication within the meaning of Section 21 of the FSMA);

(xv)                          if payments of principal or interest in respect of the Notes, the Receipts or the Coupons by the relevant Issuer or, as the case may be, the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the Netherlands, Portugal or the Federative Republic of Brazil (as the case may be) or any such political sub-division thereof or any such authority therein or thereof, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a Trust Deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for (or, as the case may be, the addition to) the references therein to the Netherlands, Portugal or the Federative Republic of Brazil (as the case may be) or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid such Trust Deed also (where applicable) to modify Condition 7(b) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(xvi)                       comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Paying Agents, the Registrar and any Transfer Agent comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2(C)(i) and that the Calculation Agent complies with and performs all its obligations under the relative calculation agency agreement and not make any amendment or modification to the Agency Agreement or the relative Calculation Agency Agreement without the prior written approval of the Trustee;

(xvii)                    in order to enable the Trustee to ascertain the nominal amount of Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of “outstanding” in Clause 1, deliver to the Trustee forthwith upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of PTIF or two Directors of PT Portugal and/or the Guarantor (as appropriate) setting out the total number and aggregate nominal amount of Notes of each Series which:

(a)                                 up to and including the date of such certificate have been purchased by the Issuers, the Guarantor or any other Subsidiary of the Guarantor and cancelled; and

(b)                                 are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuers, the Guarantor or a Subsidiary of any of them;

(xviii)                 procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 7(h);

(xix)                       procure that each of the Paying Agents, the Transfer Agents and the Registrar makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuers and the Guarantor;

(xx)                          if, in accordance with the provisions of the Conditions, interest in respect of Notes denominated in U.S. dollars becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the Noteholders in accordance with Condition 14;

(xxi)                       upon due surrender in accordance with the Conditions, pay the face value of all Receipts and Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the Issuers, the Guarantor or any Subsidiary of the Guarantor;

(xxii)                    use all reasonable endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any certificate or other document requested by the Trustee under Clause 3(E) as soon as practicable after such request;

(xxiii)                 procure that no amendment shall be made to, and no waiver shall be given of any breach of, any of the provisions of the Guarantee in circumstances where such amendment or waiver would have, in the opinion of the Trustee, an adverse effect on the interests of the Noteholders and that the Guarantee shall not be terminated and that the Guarantee is enforced in a timely manner by PTIF except where non-enforcement would not have, in the opinion of the Trustee, an adverse effect on the interests of the Noteholders;

(xxiv)                give prior notice to the Trustee of any proposed redemption pursuant to Condition 7(b) or 7(c) and, if it shall have given notice to Noteholders of its intention to redeem any Notes pursuant to Condition 7(c), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(xxv)                   promptly provide the Trustee with copies of all supplements to, and/or amendments to, and/or restatements of, the Programme Agreement;

(xxvi)                give to the Trustee at the same time as sending to it the certificates referred to in paragraph (vii) above, a certificate by the Auditors listing those Subsidiaries of PT Portugal which as at the relevant date (as defined in paragraph (vii) above) of the relevant certificate given under paragraph (vii) above or, as the case may be, as at the last day of the most recently completed financial period of the relevant Issuer were Relevant Subsidiaries for the purposes of Condition 10(a);

(xxvii)             give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Relevant Subsidiary or after any transfer is made to any Subsidiary of PT Portugal which thereby becomes a Relevant Subsidiary, a certificate by the Auditors to such effect; and

(xxviii)          use all reasonable endeavours to procure that Euroclear and/or Cleastream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 16(W) as soon as practicable after such request.

15.                               REMUNERATION AND INDEMNIFICATION OF TRUSTEE

(A)                               THE relevant Issuer shall pay to the Trustee remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the relevant Issuer and the Trustee. Such remuneration shall be payable in arrear on 17th December in each year, the first such payment to be made on 17th December, 1999. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until such payment is duly made.

(B)                               In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuers, or the Guarantor to undertake duties which the Trustee and the relevant Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the relevant Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(C)                               The relevant Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

(D)                               In the event of the Trustee and the relevant Issuer failing to agree:

(1)                                 (in a case to which sub-clause (A) above applies) upon the amount of the remuneration; or

(2)                                 (in a case to which sub-clause (B) above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the relevant Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being shared equally between the relevant Issuer and the Trustee) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the relevant Issuer or the Guarantor.

(E)                                The relevant Issuer shall also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

(F)                                 All amounts payable pursuant to sub-clause (E) above and/or Clause 16(J) shall be payable by the relevant Issuer on demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within five London Business Days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of Citibank, N.A. from the date of such demand, and in all other cases shall (if not paid on the date of such demand or, if later, within five London Business Days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(G)                               Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause and Clause 16(J) shall continue in full force and effect notwithstanding such discharge.

(H)                              The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of more than one Series.

16.                               SUPPLEMENT TO TRUSTEE ACTS

WHERE there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000 of Great Britain, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act. The Trustee shall have all the powers conferred upon trustees by the Trustee Acts of England and Wales and by way of supplement thereto but subject to Clause 18 it is expressly declared as follows:

(A)                              The Trustee may in relation to these presents act on the advice or opinion of or any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuers, the Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(B)                               Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

(C)                               The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the relevant Issuer and/or by any two Directors of the Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(D)                               The Trustee shall be at liberty to hold or to place these presents and any other documents relating thereto in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(E)                                The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuers, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(F)                                 The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, any Potential Event of Default or Put Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default or Put Event has happened and that each of the Issuers and the Guarantor is observing and performing all its obligations under these presents.

(G)                               Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise of its trusts, powers, authorities and discretions under these presents (the exercise of which as between the Trustee and the Noteholders, Receiptholders and Couponholders shall be conclusive and binding on the Noteholders, Receiptholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

(H)                             The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed by the chair of the meeting even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of an Extraordinary Resolution in writing) that not all holders of Notes had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

(I)                                   The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

(J)                                   Without prejudice to the right of indemnity by law given to trustees, each of the Issuers and the Guarantor shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

(K)                              Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

(L)                                The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuers or the Guarantor or any other person in connection with these presents and no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(M)                            Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuers, the Guarantor as relevant and any rate, method and date so agreed shall be binding on the Issuers, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

(N)                               The Trustee as between itself and the Noteholders, Receiptholders and Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, Receiptholders and Couponholders.

(O)                               In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuers, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, Receiptholders or Couponholders except, in the case of the Issuers and the Guarantor, to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(P)                                 Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(Q)                               The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee shall have exercised reasonable care in the selection of any such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall promptly after any such delegation or any renewal, extension or termination thereof give notice thereof to the relevant Issuer.

(R)                               The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of any such agent, the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(S)                                The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating thereto.

(T)                                The Trustee may certify that any of the conditions, events and acts set out in sub-paragraph (ii), (iii), (iv), (vi), (vii) or (viii) of Condition 10(a) (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuers, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

(U)                               The Trustee may call for any document and/or evidence and/or information and/or certification to be issued or given by Euroclear, Clearstream, Luxembourg as to the nominal amount of Notes represented by a Global Note or (in the case of Book Entry Notes) by an affiliate Member of Interbolsa standing to the account of any person.

Any such certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any document and/or evidence and/or information and/or certification to such effect purporting to be issued or given by Euroclear, Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(V)                               Any certificate or report of the Auditors or any other person called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other person in respect thereof.

(W)                            The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the principal amount of the Notes represented by a NGN. Any such records, certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

17.                               TRUSTEE’S LIABILITY

NOTHING in these presents shall exempt the Trustee from or indemnify it against any liability for breach of trust in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions.

18.                               TRUSTEE CONTRACTING WITH ISSUERS AND THE GUARANTOR

NEITHER the Trustee nor any director or officer of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(i)                                     entering into or being interested in any contract or financial or other transaction or arrangement with the Issuers or the Guarantor or any person or body corporate associated with the Issuers or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, stocks, shares, debenture stock, debentures, bonds or other securities of, the Issuers or the Guarantor or any person or body corporate associated as aforesaid); or

(ii)                                  accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuers or the Guarantor or any such person or body corporate so associated or any other office of profit under the Issuers or the Guarantor or any such person or body corporate so associated,

and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (i) above or, as the case may be, any such trusteeship or office of profit as is referred to in (ii) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.                               WAIVER, AUTHORISATION AND DETERMINATION

(A)                               THE Trustee may, without the consent of the Noteholders, Receiptholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default, from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuers or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10(a) but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee, shall so require, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

MODIFICATION

(B)                               The Trustee may without the consent of the Noteholders, Receiptholders or Couponholders at any time and from time to time concur with the Issuers and the Guarantor in making any modification (i) to these presents which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error. Any such modification may be made on such terms and subject to such conditions (if any) as the

Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the relevant Issuer to the Noteholders in accordance with Condition 14 as soon as practicable thereafter.

BREACH

(C)                               Any breach of or failure to comply with any such terms and conditions as are referred to in sub-clauses (A) and (B) of this Clause shall constitute a default by the relevant Issuer or the Guarantor in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.                               HOLDER OF DEFINITIVE BEARER NOTE ASSUMED TO BE RECEIPTHOLDER AND COUPONHOLDER

(A)                               WHEREVER in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Bearer Note of which he is the holder.

NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

(B)                               None of the Trustee, the Issuers or the Guarantor shall be required to give any notice to the Receiptholders or the Couponholders for any purpose under these presents and the Receiptholders and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Bearer Notes in accordance with Condition 14.

21.                               SUBSTITUTION

(A)

(1)                                 The Trustee may at any time agree, without the consent of the Noteholders, the Receiptholders or the Couponholders:

(a) to the substitution in place of the relevant Issuer (or of the previous substitute under this Clause) of (i) the Guarantor or (ii) any Subsidiary of the Guarantor (such substituted company hereinafter called the “New Company”), as principal debtor under these presents; and/or

(b) to the substitution in place of the Guarantor of the New Company (being in this case a Subsidiary of the Guarantor), as guarantor under these presents.

provided that a trust deed is executed or some other form of undertaking is given by the New Company in a form and manner satisfactory to the Trustee agreeing to be bound by the provisions of these presents with any consequential amendments to these presents and other such conditions as the Trustee may deem appropriate including, in the case of a substitution described in (a) above, to the condition that the Guarantor (other than where the Guarantor is the New Company) undertakes like obligations in respect of such New Company to those set out in the Guarantee, as applicable, or, if applicable, such other obligations in respect of the previous principal debtor which may be in force immediately prior to the substitution in place of the Guarantor’s obligations under the Guarantee, as applicable.

(2)                                 The following further conditions shall apply to (1) above:

(i)                                     the Issuers, the Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

(ii)                                  where the New Company is incorporated, domiciled or resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the Netherlands, Portugal or, as the case may be, the Federative Republic of Brazil or any political sub-division thereof or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the Netherlands, Portugal or, as the case may be, the Federative Republic of Brazil of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 7(b) shall be modified accordingly;

(iii)                               without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (iv), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

(iv)                              if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the relevant Issuer or, as the case may be, the Guarantor or the previous substitute under this Clause as applicable.

(B)                               Any such Trust Deed or undertaking shall, if so expressed, operate to release the relevant Issuer or, as the case may be, the Guarantor or the previous substitute as aforesaid from all of its obligations under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 14. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the relevant Issuer or, as the case may be, the guarantor in place of the Guarantor (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be amended in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the relevant

Issuer shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

22.                              CURRENCY INDEMNITY

EACH of the Issuers and the Guarantor shall indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders (other than the holders of the Book Entry Notes) and keep them indemnified against:

(a)                                 any Liability incurred by any of them arising from the non-payment by the Issuers or the Guarantor of any amount due to the Trustee or the Noteholders, Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuers or the Guarantor; and

(b)                                 any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuers or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuers and the Guarantor separate and independent from their obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders (other than the holders of the Book Entry Notes) from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuers or the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, Receiptholders and Couponholders and no proof or evidence of any actual loss shall be required by the Issuers or the Guarantor or their liquidator or liquidators.

23.                               NEW TRUSTEE

(A)                               THE power to appoint a new trustee of these presents shall be vested in the Issuers but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the relevant Issuer to the Principal Paying Agent, the Registrar and in accordance with Condition 14 the Noteholders.

SEPARATE AND CO-TRUSTEES

(B)                               Notwithstanding the provisions of sub-clause (A) above, the Trustee may, upon giving prior notice to the relevant Issuer and the Guarantor after consultation with the relevant Issuer and the Guarantor where the Trustee considers such consultation to be practicable and not materially prejudicial to the interests of the Noteholders, (but without the consent of the relevant Issuer and the Guarantor, the Noteholders, the Receiptholders or the Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(i)                                     if the Trustee considers such appointment to be in the interests of the Noteholders;

(ii)                                  for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(iii)                               for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the relevant Issuer or, as the case may be, the Guarantor.

The relevant Issuer and the Guarantor irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

24.                               TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months’ prior written notice to the Issuers and the Guarantor without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuers and the Guarantor undertake that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution they will use their best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. If within one month of the only trustee of these presents giving notice under this Clause no such new trustee has been appointed by Issuers and the Guarantor, the Trustee may appoint a successor in the Issuers’ and the Guarantor’s stead. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

25.                               TRUSTEE’S POWERS TO BE ADDITIONAL

THE powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

26.                               NOTICES

ANY notice or demand to the Issuers and the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas), facsimile transmission or by delivering it by hand as follows:

[to PTIF:	Naritaweg 165 1043 BW Amsterdam The Netherlands (Attention: Ilaria de Lucia.) Facsimile No. 00 31 20 673 0016

to PT Portugal:	[•] (Attention: [•]) Facsimile No. [•]

to the Guarantor:	2nd Floor, Rua do Lavradio 71 Downtown, Rio de Janeiro State of Rio de Janeiro Brazil (Attention: [•]) Facsimile No. [•]

in each case with a copy to:	Garrigues Portugal S.L.P — Sucursal Av. de Républica, 25-1º 1050-186 Lisbon Portugal (Attention: Diogo Leónidas Rocha) Facsimile No. 00 351 21 382 1290

to the Trustee:	Citigroup Trustee Company Limited 13th floor Citigroup Centre Canada Square Canary Wharf

London E14 5LB (Attention: Agency and Trust) Facsimile No. 020 7500 5857](6)

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

27.                               GOVERNING LAW

THESE presents and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law save that, with respect to Book Entry Notes only, the form (representação formal) and transfer of the Instruments, creation of security over the Instruments and the Interbolsa procedures for the exercise of rights under the Book Entry Notes are governed by, and shall be construed in accordance with, Portuguese law.

If any of PTIF, PT Portugal or the Guarantor is represented by an attorney or attorneys in connection with the signing and/or execution and/or delivery of this Agreement or any agreement or document referred to herein or made pursuant hereto and the relevant power or powers of the attorney is or are expressed to be governed by the laws of the Netherlands, the Republic of Portugal or the Federative Republic of Brazil (as applicable) it is hereby expressly acknowledged and accepted by the other parties hereto that such laws shall govern the existence and extent of such attorney’s or attorneys’ authority and the effects of the exercise thereof.

28.                               SUBMISSION TO JURISDICTION

(A)                               EACH of the Issuers and the Guarantor irrevocably agrees for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with these presents and that accordingly any suit, action or proceedings arising out of or in connection with these presents (together referred to as “Proceedings”) may be brought in the courts of England. The Issuers and the Guarantor irrevocably and unconditionally waive and agree not to raise any objection which they may have now or subsequently to the laying of the venue of any Proceedings in the courts of England and any claim that any Proceedings have been brought in an inconvenient forum and further irrevocably and unconditionally agree that a judgment in any Proceedings brought in the courts of England shall be conclusive and binding upon the Issuers or the Guarantor (as the case may be) and

(6)        Contact details to be confirmed.

may be enforced in the courts of any other jurisdiction. Nothing in this Clause shall limit any right to take Proceedings against the Issuers or the Guarantor in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

(B)                               Each of the Issuers and the Guarantor irrevocably and unconditionally appoints Clifford Chance Secretaries Limited at its registered office (at 10 Upper Bank Street, London EC14 5JJ) and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuers or the Guarantor (as the case may be) may nominate in writing to the Trustee for the purpose to accept service of process on its behalf in England in respect of any Proceedings.(7) Each of the Issuers or the Guarantor:

(i)                                     agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(ii)                                  agrees that failure by any such person to give notice of such service of process to the Issuers or the Guarantor shall not impair the validity of such service or of any judgment based thereon;

(iii)                               consents to the service of process in respect of any Proceedings by the airmailing of copies, postage prepaid, to the Issuers or the Guarantor (as the case may be) in accordance with Clause 26; and

(iv)                              agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.                               COUNTERPARTS

THIS Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

30.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to this Trust Deed or any trust deed supplemental hereto has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed or any trust deed supplemental hereto, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuers, the Guarantor and the Trustee and delivered on the date stated on page 1.

(7)        Details of parties to be updated with agent for service.

SCHEDULE 1
[TERMS AND CONDITIONS OF THE NOTES](8)

(8)        Terms and Conditions to be inserted once finalized.

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND

TALONS

PART I

FORM OF TEMPORARY BEARER GLOBAL NOTE

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of the Netherlands and having its corporate seat in Amsterdam, the Netherlands)

(the “Issuer”)/

PT PORTUGAL SGPS, S.A.

(a company incorporated with limited liability under the laws of Portugal)

(the “Issuer”)](1)

guaranteed by

OI S.A.

(the “Guarantor”)

(a company organised with limited liability under the laws of the Federative Republic of Brazil)

TEMPORARY BEARER GLOBAL NOTE

This Note is a Temporary Bearer Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between, amongst others, [the Issuer/Portugal Telecom International Finance B.V. (“PTIF”)](2) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between, amongst others, [the Issuer/PTIF](3)and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between, amongst

(1)        Delete as applicable.

(2)        Delete as applicable.

(3)        Delete as applicable.

others, [the Issuer/PTIF](4) and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between, amongst others, [the Issuer/PTIF](5) and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between, amongst others, [the Issuer/PTIF](6) and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between, amongst others, [the Issuer/PTIF](7) and the Trustee, the Sixth Supplemental Trust Deed dated 23rd April 2010 made between, amongst others, [the Issuer/PTIF](8) and the Trustee, the Seventh Supplemental Trust Deed dated 1st June 2012 made between, amongst others, [the Issuer/PTIF](9) and the Trustee and the Eighth Supplemental Trust Deed dated [•] 2014 made between, amongst others, [the Issuer/PTIF](10), the Guarantor and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Principal Paying Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicate that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicate that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in

(4)              Delete as applicable.

(5)              Delete as applicable.

(6)              Delete as applicable.

(7)              Delete as applicable.

(8)              Delete as applicable.

(9)              Delete as applicable.

(10)       Delete as applicable.

the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, III, or IV of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)                                     if the Final Terms indicate that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)                                  if the Final Terms indicate that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof. Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Principal Paying Agent by Clearstream, Luxembourg or Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Bearer Notes (together with the Coupons appertaining thereto) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Bearer Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date.

On or after the date (the “Exchange Date”) which is the later of (i) 40 days after the Issue Date and (ii) 40 days after the completion of the distribution of the relevant Tranche, as certified by the relevant Dealer (in the case of a non-syndicated issue) or the relevant lead manager (in the case of a syndicated issue), this Global Note may be exchanged in whole or in part for, as specified in the Final Terms, either (a) Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms have been endorsed on or attached to such Definitive Bearer Notes) or (b) either (if the Final Terms indicate that this Global Notes is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Bearer Global Note or (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) a Permanent Bearer Global Note, which, in either case, is in or substantially in the form set out in Part II of Schedule 2 to the Trust Deed (together with the Final Terms attached thereto) upon notice being given by Euroclear and/or Clearstream, Luxembourg acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Bearer Notes, to such notice period as is specified in the Final Terms.

If Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Bearer Global Note, then this Global Note may only thereafter be exchanged for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for general business in London.

The Issuer shall procure that Definitive Bearer Notes or (as the case may be) the Permanent Bearer Global Note shall be issued and delivered and (in the case of the Permanent Bearer Global Note where the Final Terms indicates that this Global Note is intended to be a New Global Note) interests in the Permanent Bearer Global Note shall be recorded in the records of the relevant Clearing  Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Principal Paying Agent. The Issuer shall procure that:

(i)                                     if the Final Terms indicate that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(ii)                                  if the Final Terms indicate that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Bearer Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Bearer Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, the Guarantor and the Trustee solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer and the Guarantor have in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent, and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

Issued as of [ ].

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V./PT PORTUGAL SGPS, S.A.] (11)

By:
Duly Authorised

Authenticated without recourse, warranty or liability
by Citibank, N.A., London office, as Principal Paying Agent

(11)         Delete as applicable.

By:
Authorised Officer

(12)Effectuated without recourse, warranty or liability by

as common safekeeper

By:

(12)                          This should only be completed where the Final Terms indicate that this Global Note is intended to be a New Global Note.

Schedule One*

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

*                Schedule One should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II

PAYMENT OF INSTALMENT AMOUNTS

Instalment Date	Date made	Total amount of Instalment Amounts payable	Total amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such Payment*	Confirmation of payment by or on behalf of the Issuer

*                See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of interest paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount or this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*

EXCHANGES FOR DEFINITIVE BEARER NOTES OR PERMANENT BEARER GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Bearer Notes or a part of a Permanent Bearer Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Bearer Notes or a part of a Permanent Bearer Global Note	Remaining nominal amount of this Global Note following such exchange**	Notation made by or on behalf of the Issuer

*                Schedule Two should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

**         See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

PART II

FORM OF PERMANENT BEARER GLOBAL NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of the Netherlands and having its corporate seat in Amsterdam, the Netherlands)

(the “Issuer”)/

PT PORTUGAL SGPS, S.A.

(a company incorporated with limited liability under the laws of Portugal)

(the “Issuer”)](2)

guaranteed by

OI S.A.

(the “Guarantor”)

(a company organised with limited liability under the laws of the Federative Republic of Brazil)

PERMANENT BEARER GLOBAL NOTE

This Note is a Permanent Bearer Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, the Final Terms will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between, amongst others, [the Issuer/Portugal Telecom International Finance B.V. (“PTIF”)](3) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between, amongst others, [the Issuer/PTIF](4) and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between, amongst others, [the Issuer/PTIF](5) and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between, amongst others, [the Issuer/PTIF](6) and the Trustee, the

(1)              Delete for Notes with initial maturity of 1 year or less.

(2)              Delete as applicable.

(3)              Delete as applicable.

(4)              Delete as applicable.

(5)              Delete as applicable.

(6)              Delete as applicable.

Fourth Supplemental Trust Deed dated 29th April, 2003 made between, amongst others, [the Issuer/PTIF](7) and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between, amongst others, [the Issuer/PTIF](8) and the Trustee, the Sixth Supplemental Trust Deed dated 23rd April 2010 made between, amongst others, [the Issuer/PTIF](9) and the Trustee, the Seventh Supplemental Trust Deed dated 1st June 2012 made between, amongst others, [the Issuer/PTIF](10) and the Trustee and the Eighth Supplemental Trust Deed dated [•] 2014 made between, amongst others, [the Issuer/PTIF](11), the Guarantor and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Principal Paying Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank SA/NV (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems). The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the amount stated in the applicable Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II, Part III, or Part IV of Schedule One hereto or in Schedule Two hereto.

(7)              Delete as applicable.

(8)              Delete as applicable.

(9)              Delete as applicable.

(9)              Delete as applicable.

(10)       Delete as applicable.

(11)       Delete as applicable.

On any redemption of, or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(i)                                     if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the aggregate nominal amount of the Notes so redeemed or purchased and cancelled or by the aggregate amount of such instalment so paid; or

(ii)                                  if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment so paid.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Bearer Global Note then on any exchange of such Temporary Bearer Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(i)                                     if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Bearer Global Note so exchanged; or

(ii)                                  if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Bearer Global Note so exchanged.

This Global Note may be exchanged (free of charge), in whole but not, except as provided below, in part, for Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Bearer Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Bearer Notes), unless otherwise specified in the applicable Final Terms upon not less than 60 days’ written notice from Euroclear Bank SA/NV (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (acting on the instructions of any holder of an interest in this Global Note) to the Principal Paying Agent. Unless otherwise specified in the Final Terms such exchange will take place only upon the occurrence of an Exchange Event.

An “Exchange Event” means (i) an Event of Default has occurred and is continuing, (ii) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Issuer, the Principal Paying Agent and the Trustee is available or (iii) the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Notes represented by the Permanent Bearer Global Note in definitive form.

If the Global Note is exchangeable following the occurrence of such Exchange Event:

(i)                                     the Issuer will promptly give notice to Noteholders in accordance with Condition 14;

(ii)                                  Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) may give notice to the Principal Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Principal Paying Agent requesting exchange. Any such exchange shall occur on the date specified in the notice requesting exchange.

Any such exchange as aforesaid will be made on any day other than a Saturday or Sunday on which banks are open for business in London by the bearer of this Global Note.

The aggregate nominal amount of Definitive Bearer Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Bearer Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Principal Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, the Guarantor and the Trustee, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or connection with it are governed by, and shall be construed in accordance with, English law and the Issuer and the Guarantor have in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent and, if the Final Terms indicate that this Global Note is intended to be a New Global Note (i) which is intended to be held in a manner which would allow Eurosystem eligibility or (ii) in respect of which the Issuer has notified the Principal Paying Agent that effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems..

IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

Issued as of [ ].

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. /PT PORTUGAL SGPS, S.A.] (12)

By:

Duly Authorised

Authenticated without recourse, warranty or liability
by Citibank, N.A., London office, as Principal Paying Agent.

By:

Authorised Officer

(13) Effectuated without recourse, warranty or liability by

as common safekeeper

By:

(12)       Delete as applicable.

(13)       This should only be completed where the Final Terms indicate that this Global Note is intended to be a New Global Note.

Schedule One

PART I*

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

*                Schedule One should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

PART II

PAYMENT OF INSTALMENT AMOUNTS

Instalment Date	Date made	Total amount of Instalment Amounts payable	Total amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such Payment*	Confirmation of payment by or on behalf of the Issuer

*                See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount or this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

Schedule Two*

[EXCHANGES](1)[INCREASES](2)

The following exchanges of a part of this Global Note for Definitive Bearer Notes or a part of a Permanent Bearer Global Note have been made:

Date made	[Nominal amount of Temporary Bearer Global Note exchanged for this Global Note]	[Amount of increase in nominal amount of this Global Note following issue of further Tranche]	Nominal amount of this Global Note following such [exchange](1) [increase](2)**	Notation made by or on behalf of the Issuer

*                               Schedule Two should only be completed where the Final Terms indicate that this Global Note is not intended to be a New Global Note.

**                        See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

(1)           Delete where the issue is made in accordance with TEFRA C.

(2)           Delete where the issue is made in accordance with TEFRA C.

PART III

FORM OF DEFINITIVE BEARER NOTE

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](1)

[UNLESS BETWEEN INDIVIDUALS NOT ACTING IN THE CONDUCT OF A BUSINESS OR PROFESSION, EACH TRANSACTION REGARDING THIS NOTE WHICH INVOLVES THE PHYSICAL DELIVERY THEREOF WITHIN, FROM OR INTO THE NETHERLANDS, MUST BE EFFECTED (AS REQUIRED BY THE DUTCH SAVINGS CERTIFICATES ACT (WET INZAKE SPAARBEWIJZEN) OF 21 MAY 1985 (AS AMENDED)) THROUGH THE MEDIATION OF THE ISSUER OR A MEMBER FIRM OF EURONEXT AMSTERDAM N.V., ADMITTED IN A FUNCTION ON ONE OR MORE OF THE MARKETS OR SYSTEMS OPERATED BY EURONEXT AMSTERDAM N.V. (EURONEXT MEMBER) AND MUST BE RECORDED IN A TRANSACTION NOTE WHICH INCLUDES THE NAME AND ADDRESS OF EACH PARTY TO THE TRANSACTION, THE NATURE OF THE TRANSACTION AND THE DETAILS AND SERIAL NUMBER OF THIS NOTE.](2)

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of the Netherlands and having its corporate seat in Amsterdam, the Netherlands)

(the “Issuer”)/

PT PORTUGAL SGPS, S.A.

(a company incorporated with limited liability under the laws of Portugal)

(the “Issuer”)](3)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

guaranteed by

OI S.A.

(the “Guarantor”)

(a company organised with limited liability under the laws of the Federative Republic of Brazil)

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (“Notes”). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as

(1)           Delete for notes with initial maturity of 1 year or less.

(2)           [The legend should be placed on zero coupon or discounted Notes and Notes on which interest only becomes due and at maturity and which are (a) not listed on Euronext Amsterdam’s by Euronext NYSE and (b) issued within the Netherlands, or issued outside the Netherlands and distributed within the Netherlands in the course of initial distribution or immediately thereafter.]

(3)           Delete as applicable.

defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the “Final Terms”)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between, amongst others, [the Issuer/Portugal Telecom International Finance B.V. (“PTIF”)](4) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between, amongst others, [the Issuer/PTIF](5) and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between, amongst others, [the Issuer/PTIF](6) and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between, amongst others, [the Issuer/PTIF](7) and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between, amongst others, [the Issuer/PTIF](8) and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between, amongst others, [the Issuer/PTIF](9) and the Trustee, the Sixth Supplemental Trust Deed dated 23rd April 2010 made between, amongst others, [the Issuer/PTIF](10) and the Trustee, the Seventh Supplemental Trust Deed dated 1st June 2012 made between, amongst others, [the Issuer/PTIF](11) and the Trustee and the Eighth Supplemental Trust Deed dated [•] 2014 made between, amongst others, [the Issuer/PTIF](12), the Guarantor and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and] the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Citibank, N.A., London office, as Principal Paying Agent.

IN WITNESS whereof the Issuer has caused this Note to be signed in facsimile on its behalf.

Issued as of [ ].

(4)           Delete as applicable.

(5)           Delete as applicable.

(6)           Delete as applicable.

(7)           Delete as applicable.

(8)           Delete as applicable.

(9)           Delete as applicable.

(10)    Delete as applicable.

(11)    Delete as applicable.

(12)    Delete as applicable.

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. /PT PORTUGAL SGPS, S.A.] (13)

By:
Duly Authorised

Authenticated without recourse, warranty or liability
by Citibank, N.A., London office, as Principal Paying Agent

By:
Authorised Officer

(13)    Delete as applicable.

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Final Terms relating to the Notes]

PART IV

FORM OF RECEIPT

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

/PT PORTUGAL SGPS, S.A.] (1)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [ ]

Receipt for the sum of [ ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Note to which this Receipt appertains (the “Conditions”) on [ ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with the Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](2)

(1)           Delete as applicable.

(2)           Delete for notes with initial maturity of 1 year or less.

PART V

FORM OF COUPON

On the front:

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

/PT PORTUGAL SGPS, S.A.](1)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [ ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].(2)

Section A

[For Fixed Rate Notes:

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for
[ ]
due on[ ], [ ]]

Section B

[For Floating Rate Notes or Index Linked Interest Notes:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].	Coupon for
[ ]
due on[ ], [ ]]

This Coupon is payable to bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](3)

(1)           Delete as applicable.

(2)           Delete where the Notes are all of the same denomination.

(3)           Delete for Notes with initial maturity of 1 year or less.

PART VI

FORM OF TALON

On the front:

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

/PT PORTUGAL SGPS, S.A.](1)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [ ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].(2)

On and after [ ] further Coupons [and a further Talon](3) appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.](4)

(1)           Delete as applicable.

(2)           Delete where the Notes are all of the same denomination.

(3)           Not required on last Coupon sheet.

(4)           Delete for Notes with initial maturity of 1 year or less.

On the back of Receipts, Coupons and Talons:

PRINCIPAL PAYING AGENT

Citibank, N.A.

13th Floor

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

PART VII

FORM OF REGULATION S GLOBAL NOTE

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAW AND, PRIOR TO THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED AGENCY AGREEMENT DATED 23 APRIL, 2010, AS SUCH MAY BE AMENDED FROM TOME TO TIME, AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UPON THE EXPIRATION OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, THIS NOTE SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THIS NOTE BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of the Netherlands and having its corporate seat in Amsterdam, the Netherlands)

(the “Issuer”)/

PT PORTUGAL SGPS, S.A.

(a company incorporated with limited liability under the laws of Portugal)

(the “Issuer”)](1)

OI S.A.

(the “Guarantor”)

(a company organised with limited liability under the laws of the Federative Republic of Brazil)

REGULATION S GLOBAL NOTE

The Issuer hereby certifies that the person whose name is entered in the Register is the registered holder of the aggregate Nominal Amount of                                                 of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Specified Currency and Specified

(1)           Delete as applicable.

Denomination(s) specified in the Final Terms applicable to the Notes (the “Final Terms”), a copy of which is annexed hereto.

References herein to the Conditions shall be to the Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Final Terms but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between, amongst others, [the Issuer/Portugal Telecom International Finance B.V. (“PTIF”)](2) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between, amongst others, [the Issuer/PTIF](3) and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between, amongst others, [the Issuer/PTIF](4) and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between, amongst others, [the Issuer/PTIF](5) and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between, amongst others, [the Issuer/PTIF](6) and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between, amongst others, [the Issuer/PTIF](7) and the Trustee, the Sixth Supplemental Trust Deed dated 23rd April 2010 made between, amongst others, [the Issuer/PTIF](8)  and the Trustee, the Seventh Supplemental Trust Deed dated 1st June 2012 made between, amongst others, [the Issuer/PTIF](9) and the Trustee and the Eighth Supplemental Trust Deed dated [•] 2014 made between, amongst others, [the Issuer/PTIF](10), the Guarantor and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, agrees to pay to such registered holder on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Registrar at 111 Wall Street, New York, New York 10043, United States of America or such other specified office as may be specified for this purpose in accordance with the Conditions. On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note

(2)           Delete as applicable.

(3)           Delete as applicable.

(4)           Delete as applicable.

(5)           Delete as applicable.

(6)           Delete as applicable.

(7)           Delete as applicable.

(8)           Delete as applicable.

(9)           Delete as applicable.

(10)    Delete as applicable.

details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption or purchase and cancellation the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled. The nominal amount of this Global Note and of the Notes held by the registered holder hereof following any such redemption or purchase and cancellation as aforesaid or any transfer or exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Registered Notes without Receipt, Coupons or Talons attached only upon the occurrence of an Exchange Event.

An “Exchange Event” means:

(1)                                 an Event of Default has occurred and is continuing;

(2)                                 the Issuer has been notified that both Euroclear and Clearstream, Luxembourg (each as defined below) have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system satisfactory to the Issuer, the Trustee and the Registrar is available; or

(3)                                 the Issuer has or will become subject to adverse tax consequences which would not be suffered were the Notes represented by this Global Note in definitive form.

Upon the occurrence of an Exchange Event:

(i)                                     the Issuer will promptly give notice to Noteholders in accordance with Condition 14 of the occurrence of such Exchange Event; and

(ii)                                 Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Registrar requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Registrar requesting exchange. Any such exchange shall occur not later than 10 days after the date of receipt of the first relevant notice by the Registrar.

Exchanges will be made upon presentation of this Global Note at the office of the Registrar at 111 Wall Street, New York, New York 10043 by the holder of it on any day (other than a Saturday or Sunday) on which banks are open for business in New York. The aggregate nominal amount of Definitive Registered Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

Notes represented by this Global Note are transferable only in accordance with, and subject to, the provisions hereof and of the Agency Agreement and the rules and operating procedures of Euroclear Bank SA/NV as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”).

On any transfer pursuant to which either (i) Notes represented by this Global Note are no longer to be so represented or (ii) Notes not so represented are to be so represented details of such transfer shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such transfer shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes held by the registered holder hereof shall be increased or reduced (as the case may be) by the nominal amount so transferred.

Subject as provided in the following paragraph, until the exchange of the whole of this Global Note as aforesaid, the registered holder hereof shall in all respects be entitled to the same benefits as if he were the registered holder of Definitive Registered Notes in the form set out in Part VIII of the Second Schedule to the Trust Deed.

Subject as provided in the Trust Deed, each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg)as entitled to a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be deemed to be the holder of such nominal amount of the Notes for all purposes other than with respect to payments on] such nominal amount of such Notes for which purpose the registered holder of this Global Note shall be deemed to be the holder of such nominal amount of the Notes in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer, the Guarantor have in the Trust Deed submitted to the jurisdiction of the courts of England for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., as Registrar and, if the applicable Final Terms indicates that this Global Note is intended to be held under the New Safekeeping Structure, effectuated by the entity appointed as common safekeeper by Euroclear or Clearstream, Luxembourg.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. /PT PORTUGAL SGPS, S.A.] (11)

By
Duly Authorised

Authenticated by Citibank, N.A.

(11)    Delete as applicable.

as Registrar

By
Authorised Officer

(12)Effectuated without recourse, warranty or liability by

as Common Safekeeper

By:

(12)    This should only be completed where the Final Terms indicates that this Global Note is intended to be held under the New Safekeeping Structure.

Schedule One

PART I

INTEREST PAYMENTS

Date made	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount or this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

* See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two

SCHEDULE OF TRANSFERS

The following transfers affecting the nominal amount of this Global Note have been made:

Date made	Nominal amount of Notes transferred	Remaining/increased nominal amount of this Global Note following such exchange*	Notation made by or on behalf of the Issuer

*                See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

PART VIII

FORM OF DEFINITIVE REGISTERED NOTE

THIS SECURITY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE U.S. STATE SECURITIES LAW AND, PRIOR TO THE EXPIRY OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT, EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED AGENCY AGREEMENT DATED 23 APRIL, 2010, AS SUCH MAY BE AMENDED FROM TOME TO TIME, AND PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. UPON THE EXPIRATION OF THE PERIOD OF 40 DAYS AFTER THE COMPLETION OF THE DISTRIBUTION OF ALL THE NOTES OF THE TRANCHE OF WHICH THIS NOTE FORMS PART, THIS NOTE SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER OR SALE OF THIS NOTE BY THE HOLDER HEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE OF THE UNITED STATES. BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN A TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V.

(A private company with limited liability incorporated under the laws of the Netherlands and having its corporate seat in Amsterdam, the Netherlands)

(the “Issuer”)/

PT PORTUGAL SGPS, S.A.

(a company incorporated with limited liability under the laws of Portugal)

(the “Issuer”)](70)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

OI S.A.

(the “Guarantor”)

(a company organised with limited liability under the laws of the Federative Republic of Brazil)

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer. References herein to the Conditions shall be to

(70) Delete as applicable.

the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out hereon] as supplemented, replaced and modified by the relevant information (appearing in the Final Terms (the “Final Terms”)) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and the information in the Final Terms, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed dated 17th December, 1998 (the “Principal Trust Deed”) and made between, amongst others, [the Issuer/Portugal Telecom International Finance B.V. (“PTIF”)](71) and Citicorp Trustee Company Limited as trustee for the holders of the Notes (the “Trustee”) as modified by the First Supplemental Trust Deed dated 19th September, 2000 made between, amongst others, [the Issuer/PTIF](72) and the Trustee, the Second Supplemental Trust Deed dated 20th December, 2000 made between, amongst others, [the Issuer/PTIF](73) and the Trustee, the Third Supplemental Trust Deed dated 4th February, 2002 made between, amongst others, [the Issuer/PTIF](74) and the Trustee, the Fourth Supplemental Trust Deed dated 29th April, 2003 made between, amongst others, [the Issuer/PTIF](75) and the Trustee, the Fifth Supplemental Trust Deed dated 7th November 2006 made between, amongst others, [the Issuer/PTIF](76) and the Trustee, the Sixth Supplemental Trust Deed dated 23rd April 2010 made between, amongst others, [the Issuer/PTIF](77) and the Trustee, the Seventh Supplemental Trust Deed dated 1st June 2012 made between, amongst others, [the Issuer/PTIF](78) and the Trustee and the Eighth Supplemental Trust Deed dated [•] 2014 made between, amongst others, [the Issuer/PTIF](79), the Guarantor and the Trustee (the Principal Trust Deed as so modified and as further modified and/or supplemented and/or restated from time to time, the “Trust Deed”).

THIS IS TO CERTIFY that                                                                is/are the registered holder(s) of one of the above-mentioned Notes and is/are entitled on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, to the amount payable on redemption of this Note and to receive interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Citibank, N.A., as Registrar.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

(71) Delete as applicable.

(72) Delete as applicable.

(73) Delete as applicable.

(74) Delete as applicable.

(75) Delete as applicable.

(76) Delete as applicable.

(77) Delete as applicable.

(78) Delete as applicable.

(79) Delete as applicable.

[PORTUGAL TELECOM INTERNATIONAL FINANCE B.V./PT PORTUGAL SGPS, S.A.] (80)

By:
Duly Authorised

Authenticated by
Citibank, N.A., 120

as Registrar

By:
Authorised Officer

(80) Delete as applicable.

- FORM OF TRANSFER OF REGISTERED NOTE -

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfer(s) to

(Please print or type name and address (including postal code) of transferee)

[Specified Currency] [ ] nominal amount of this Note and all rights hereunder, hereby irrevocably constituting and appointing                                                                              . as attorney to transfer such nominal amount of this Note in the register maintained by PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. with full power of substitution.

Signature(s)

Date:

N.B.:                    This form of transfer must be accompanied by such documents, evidence and information as may be required pursuant to the Conditions and must be executed under the hand of the transferor or, if the transferor is a corporation, either under its common seal or under the hand of two of its officers duly authorised in writing and, in such latter case, the document so authorising such officers must be delivered with this form of transfer.

[Conditions]

[Conditions to be as set out in the First Schedule to this Trust Deed or such other form as may be agreed between the Issuer, the Guarantor, the Principal Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

Final Terms

[Here to be set out text of the relevant information supplementing, replacing or modifying the Conditions which appear in the Final Terms relating to the Notes]

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

1.                                      (A)          As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

(i)                                     “voting certificate” shall mean an English language certificate issued by a Paying Agent and dated in which it is stated:

(a)                                 that on the date thereof Notes (whether in definitive form or represented by a Bearer Global Note and not being Bearer Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Notes will cease to be so deposited or held until the first to occur of:

(1)                                 the conclusion of the meeting specified in such certificate or, if later, of any adjourned such meeting; and

(2)                                 the surrender of the certificate to the Paying Agent who issued the same; and

(b)                                 that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Bearer Notes represented by such certificate;

(ii)                                  “block voting instruction” shall mean an English language document issued by a Paying Agent and dated in which:

(a)                                 it is certified that Bearer Notes (whether in definitive form or represented by a Bearer Global Note and not being Bearer Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control and that no such Bearer Notes will cease to be so deposited or held until the first to occur of:

(1)                                 the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting; and

(2)                                 the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Bearer Note which is to be released or (as the case may require) the Bearer Note or Bearer Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the relevant Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

(b)                                 it is certified that each holder of such Bearer Notes has instructed such Paying Agent that the vote(s) attributable to the Bearer Note or Bearer Notes so deposited or held should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

(c)                                  the aggregate nominal amount of the Bearer Notes so deposited or held are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable thereto should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

(d)                                 one or more persons named in such document (each hereinafter called a “proxy”) is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

(iii)                               “24 hours” shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid; and

(iv)                              “48 hours” shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid.

(B)                               A holder of a Bearer Note (whether in definitive form or represented by a Bearer Global Note) may obtain a voting certificate in respect of such Bearer Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Bearer Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such Bearer Note being held to its order or under its control, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (i)(a) or (ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Bearer Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Bearer Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Bearer Notes.

(C)                              (i)                                    A holder of Registered Notes (whether in definitive form or represented by a Regulation S Global Note (other than a Registered Note referred to in (iv) below)) may, by an instrument in writing in the English language (a “form of proxy”) signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to the specified office of the Registrar not less than 48 hours before the time fixed for the relevant meeting, appoint any person (a “proxy”) to act on his or its behalf in connection with any meeting of the Noteholders and any adjourned such meeting.

(ii)                                Any holder of Registered Notes (whether in definitive form or represented by a Regulation S Global Note) which is a corporation may by resolution of its directors or other governing body authorise any person to act as its representative (a “representative”) in connection with any meeting of the Noteholders and any adjourned such meeting.

(iii)                             Any proxy appointed pursuant to sub-paragraph (i) above or representative appointed pursuant to sub-paragraph (ii) above shall so long as such appointment remains in force be deemed, for all purposes in connection with the relevant meeting or adjourned meeting of the Noteholders, to be the holder of the Registered Notes to which such appointment relates and the holder of the Registered Notes shall be deemed for such purposes not to be the holder.

2.                                     The relevant Issuer, the Guarantor or the Trustee may at any time and the relevant Issuer shall upon a requisition in writing signed by the holders of not less than five per cent. in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the relevant Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3.                                      At least 21 days’ notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the Noteholders prior to any meeting of the Noteholders in the manner provided by Condition 14. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that (i) Bearer Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control for the purpose of obtaining voting certificates or appointing proxies and (ii) the holders of Registered Notes may appoint proxies by executing and delivering a form of proxy in the English language to the specified office of the Registrar not less than 48 hours before the time fixed for the meeting or, in the case of corporations, may appoint representatives by resolution of their directors or other governing body. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the relevant Issuer (unless the meeting is convened by the relevant Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4.                                      A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within fifteen minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5.                                      At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-twentieth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate more than 50 per cent. in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19(B)(ii), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

(i)                                     reduction or cancellation of the amount payable or, where applicable, modification, except where such modification is in the opinion of the Trustee bound to result in an increase, of the method of calculating the amount payable or modification of the date of payment or, where applicable, of the method of calculating the date of payment in respect of any principal, premium or interest in respect of the Notes under these presents;

(ii)                                  alteration of the currency in which payments under the Notes, Receipts and Coupons are to be made;

(iii)                               alteration of the quorum or the majority required to pass an Extraordinary Resolution;

(iv)                              the sanctioning of any such scheme or proposal as is described in paragraph 18(I) below;

(v)                                 alteration of this proviso or the proviso to paragraph 6 below;

the quorum for passing the requisite Extraordinary Resolution shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6.                                      If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 14 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 14 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall (subject as provided below) have power to pass any Extraordinary or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies or representatives and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7.                                      Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8.                                      Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9.                                      At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the relevant Issuer, the Guarantor, the Trustee or any person present holding a Definitive Note or a voting certificate or being a proxy or a representative (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10.                               Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11.                               The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

12.                               Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13.                               The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the relevant Issuer or the Guarantor and the lawyers of any of them and any other person authorised in that behalf by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of “outstanding” in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of the Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on the Noteholders by Condition 10 unless he either produces the Definitive Bearer Note or Notes of which he is the holder or a voting certificate or is a proxy or a representative or is the holder of a Definitive Registered Note or Notes. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuers, the Guarantor or a Subsidiary of any of them. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, officer or representative of or otherwise connected with the relevant Issuer or the Guarantor.

14.                              Subject as provided in paragraph 13 hereof at any meeting:

(A)                               on a show of hands every person who is present in person and produces a Definitive Bearer Note or voting certificate or is a holder of a Definitive Registered Note or is a proxy or representative shall have one vote; and

(B)                               on a poll every person who is so present shall have one vote in respect of each euro 1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Bearer Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy or representative or in respect of which (being a Definitive Registered Note) he is the registered holder.

Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15.                               The proxies named in any block voting instruction or form of proxy need not be Noteholders.

16.                               Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent and each form of proxy shall be deposited by the relevant Paying Agent or (as the case may be) by the Registrar or the relevant Transfer Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction or form of proxy propose to vote and in default the block voting instruction or form of proxy shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction and form of proxy shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction or form of proxy.

17.                               Any vote given in accordance with the terms of a block voting instruction or form of proxy shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or form of proxy or of any of the Noteholders’ instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent or in the case of a Registered Note from the holder thereof by the relevant Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction or form of proxy is to be used.

18.                               A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

(A)                               Power to sanction any compromise or arrangement proposed to be made between the Issuers, the Guarantor, the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them in relation to these presents.

(B)                               Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, the Couponholders, the Issuers or the Guarantor against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

(C)                               Power to assent to any modification of the provisions of these presents which shall be proposed by either or both of the Issuers, the Guarantor, the Trustee or any Noteholder.

(D)                               Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

(E)                                Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

(F)                                 Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

(G)                               Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(H)                              Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

(I)                                   Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of either of the Issuers or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid and partly for or into or in consideration of cash and for the appointment of some person with power on behalf of the Noteholders to execute an instrument of transfer of the Registered Notes held by them in favour of the persons with or to whom the Notes are to be exchanged or sold respectively.

19.                               Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 14 by the relevant Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20.                               The expression “Extraordinary Resolution” when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of all the Noteholders, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one or more of the Noteholders.

21.                               Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the relevant Issuer and any such Minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which Minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22.                               (A)          If and whenever the relevant Issuer shall have issued and have outstanding Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)                                     a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

(ii)                                  a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting of the holders of the Notes of all the Series so affected;

(iii)                               a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes of one Series or group of Series so affected and the holders of the Notes of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and

(iv)                              to all such meetings all the preceding provisions of this Schedule shall mutatis mutandis apply as though references therein to Notes, Noteholders and holders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

(B)                               If the relevant Issuer shall have issued and have outstanding Notes which are not denominated in euro, in the case of any meeting of holders of Notes of more than one currency the nominal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into euro on the seventh dealing day prior to the day on which the requisition in writing is received by the relevant Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each euro 1 (or such other euro amount as the Trustee may in its absolute discretion stipulate) in nominal amount of the Notes (converted as above) which he holds or represents.

23.                               Subject to all other provisions of these presents the Trustee may without the consent of the relevant Issuer, the Guarantor, the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.

24.                               Meetings of the holders of Book Entry Notes shall be carried out in accordance with the Interbolsa Instrument.

SCHEDULE 2

FORMS OF DIRECTORS’ CERTIFICATE

[Form of Directors’ Certificate to be inserted]